(TRANSLATION)
November 6, 2006
Condensed Statements of Consolidated Financial Results
for the Six Months Ended September 30, 2006

Company Name:	NIS GROUP CO., LTD.
(URL: http://www.nisgroup.jp/)

Stock Exchange Listings:	Tokyo Stock Exchange, First Section (Code: 8571)
New York Stock Exchange (Trading Symbol: NIS)

Location of Head Office:	Tokyo and Ehime

President:	Shinsuke Amiya
President, Representative Director & Co-CEO

Inquiries:	Akihiro Nojiri
Executive Director & Executive Officer
(Tel: 81-3-3348-2424)

Date of Board of Directors’ Meeting for Approval of the Financial Results:	November 6, 2006

Application of GAAP:	Japanese GAAP

Japanese GAAP
Consolidated Financial Statements
(Note: All amounts in these financial statements are rounded down to the nearest unit)
1.	Consolidated Financial Results for the Six Months Ended September 30, 2006
(1)	Consolidated Operating Results

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
	Amount	Percentages(5)	Amount	Percentages(5)	Amount

	(in millions except percentages)
Operating revenues	¥28,387	36.4%	¥37,862	33.4%	¥60,991
Operating income	5,234	13.7	6,351	21.3	12,784
Ordinary income	5,217	9.4	6,216	19.1	12,785
Net income (losses)	4,989	(17.6)	(452)	—	9,033

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006

	(in yen)
Net income per share:
Basic	¥7.96	¥(0.16)	¥6.91
Diluted	7.35	(0.16)	6.50

Notes:	1.	Net income from equity-method affiliates was ¥19 million for the six months ended September 30, 2005 and net losses from equity-method affiliates were ¥5 million for the six months ended September 30, 2006, and ¥60 million for the year ended March 31, 2006.
	2.	The weighted-average number of outstanding shares was 626,591,247 shares for the six months ended September 30, 2005, 2,792,278,436 shares for the six months ended September 30, 2006 and 1,292,467,492 shares for the year ended March 31, 2006.
	3.	On each of November 18, 2005 and April 1, 2006, NIS Group Co., Ltd. completed a 2-for-1 stock split.
	4.	Changes in accounting policy: None
	5.	The percentages indicated in the rows for operating revenues, operating income, ordinary income and net income (losses) represent the rates of increase (decrease) from the respective figures for the corresponding period of the previous fiscal year.
(2)	Consolidated Balance Sheet Highlights

	September 30,		March 31,
	2005	2006	2006

	(in millions except percentages and per share data)
Total assets	¥249,877	¥402,195	¥350,861
Net assets	67,490	85,548	79,824
Net worth ratio (%)	27.0%	20.4%	22.8%
Net assets per share (in yen)	105.57	28.81	58.35

Notes:	1.	There were 639,312,080 outstanding shares at September 30, 2005, 2,847,659,575 outstanding shares at September 30, 2006 and 1,366,419,607 outstanding shares at March 31, 2006.
	2.	On each of November 18, 2005 and April 1, 2006, NIS Group Co., Ltd. completed a 2-for-1 stock split.

Japanese GAAP
Consolidated Financial Statements
(3)	Consolidated Cash Flows

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006

	( in millions )
Net cash provided by (used in) operating activities	¥(13,036)	¥(47,424)	¥(89,882)
Net cash used in investing activities	(6,139)	(3,234)	(17,144)
Net cash (used in) provided by financing activities	19,695	51,099	102,574
Cash and cash equivalents at end of period	25,958	23,530	21,105

(4)	Scope of Consolidation and Application of the Equity Method

Consolidated subsidiaries:	42 companies
Non-consolidated subsidiaries accounted for under the equity method:	None
Affiliates accounted for under the equity method:	9 companies
(5)	Change in Scope of Consolidation and Application of the Equity Method

Newly consolidated subsidiaries:	23 companies
Formerly consolidated subsidiaries:	1 company
Affiliates newly accounted for under the equity method:	2 companies
Affiliates formerly accounted for under the equity method:	3 companies
2.	Consolidated Financial Forecasts for the Fiscal Year Ending March 31, 2007

Year Ending March 31, 2007

( in millions )
Operating revenues	¥76,000
Ordinary income	13,000
Net income	3,000

(Reference) Net income per share for the fiscal year ending March 31, 2007 is forecasted to be ¥1.05
Note:	Our forecasts reflect our judgment based on the information available at this time. Because actual results may differ from these forecasts, you should not make an investment decision based solely on these forecasts. To read the assumptions used for these forecasts and other related considerations, see pages from 12 to 21 of the Supplementary Materials.

Japanese GAAP
Consolidated Financial Statements
SUPPLEMENTARY MATERIALS
The NIS Group corporate group (collectively the “Group”), comprised of NIS Group Co., Ltd. (the “Company”), its 42 subsidiaries, and 9 affiliates, provides integrated financial services with financing as its core business. Information about the members of the Group is given below:

Business Segment	Business Category	Company Name	Business Description
Integrated financial services	Small business owner loan	Aprek Co., Ltd., a consolidated subsidiary Another equity method affiliate	Provider of unsecured and secured loans

		NIS Group Co., Ltd.	Provider of unsecured loans, secured loans, and real estate financing

	Consumer Loan		Credit guarantee in connection with unsecured and secured loans to business owners and individuals

	Credit guarantee	NIS Lease Co., Ltd., a consolidated subsidiary	Accounts receivable guarantee and credit guarantee in connection with real estate rentals

	Leasing		Provider of leases, installment loans, and rentals in domestic market

		Nissin Leasing (China) Co., Ltd., a consolidated subsidiary	Provider of leases, installment loans, and rentals in Chinese market

	Securities	NIS Securities Co., Ltd., a consolidated subsidiary	Investment banking

Loan servicing	Loan servicing	Nissin Servicer Co., Ltd., a consolidated subsidiary	Acquisition, collection and collection services of specific money claims

		J One Investment Co., Ltd., a consolidated subsidiary 14 other consolidated subsidiaries and 7 other equity-method affiliates	Acquisition and joint acquisition of specific money claims

Real estate-related business	Real estate business	NIS Property Co., Ltd., a consolidated subsidiary 5 other consolidated subsidiaries	Real estate development, real estate transactions and asset manegement

Other businesses	Other businesses	16 consolidated subsidiaries and an equity-method affiliate	Business owner support services and other

1.	The equity-method is no longer applied to Shinsei Business Finance Co., Ltd., a former equity-method affiliate, since the Group’s equity interest in Shinsei Business Finance Co., Ltd. become less than 20% on April 14, 2006.

2.	The equity-method is not applied to Webcashing.com Co., Ltd., a former equity-method affiliate, following the sale of all the shares held by the Group on September 5, 2006.

3.	The definition of affiliates was changed in accordance with the revision of the accounting standard.

4.	Nissin Servicer Co., Ltd. is listed on the Mothers Market of the Tokyo Stock Exchange and Aprek Co., Ltd. is listed on the JASDAQ Securities Exchange.

5.	In the above table, Nissin Servicer Co., Ltd. and Nissin Leasing (China) Co., Ltd. are specified subsidiary.

Japanese GAAP
Consolidated Financial Statements
Our business flow chart is shown below:

Japanese GAAP
Consolidated Financial Statements
2.	MANAGEMENT POLICIES
1)	Basic Management Policies

With “innovation”, “familiarity” and “trust” as corporate mottos, the management principle for the Group is to contribute to the formulation of an affluent society through honest sales activity and management integrity in a fair competitive market, based on a spirit of respect for human dignity. In addition, the Group’s basic policy is to grow and develop together with all of its shareholders by flexibly and rapidly responding to changes in its business environment, as well as anticipating customers’ various financial needs.

At the Group, we place importance on the enhancement of our social significance in order to improve corporate and shareholder value. Based on this recognition, we aim to be a “Vision Support Company” that supports and achieves the vision of small and medium-sized enterprise through various services, including finance.

2)	Basic Policies Concerning Distribution of Earnings

The Group has made returns to shareholders a top-priority issue and implemented suitable profit return measures, based on consideration of economic and financial circumstances, industry trends, and the Group’s financial position and business performance. With regards to our basic dividend policy, in the future the Group will strive to maintain a target dividend payout ratio of 30% based on its consolidated earning base in order to maintain stable dividend payments which reflect our earnings.

3)	Management Objectives

In order to enhance our corporate value, we seek to maximize efficient use of shareholder’s equity, strengthen our financial position, and enhance stability and profitability. The Group focuses on return on shareholder’s equity, ROE, as a management priority. We target 15% in ROE.

4)	Medium to Long-Term Management Strategy

We are evolving our business from dependence on being a conventional pure consumer or business loan company. The Group sold the consumer loans receivable in June 2004, provided various services through tie-ups with different industries under the strategy of financial OEM, to strengthen and promote the support service for small and medium-sized enterprise. We expanded venture investment and real estate related business and founded subsidiaries, including Nissin Servicer Co., Ltd., listed on the Mothers Market of the Tokyo Stock Exchange (Code: 8426), NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Securities Co., Ltd., Nissin Leasing (China) Co., Ltd.

With our group strategies, our range of customers was changed with changes in the business operations, as well as its revenue composition and service lines to customers were expanded. To establish the brand image, we changed the company name to “NIS Group Co., Ltd.” on October 1, 2006. In view of circumstances in the financial industry, we reduced our interest rates in order to accomplish the acquisition of a new range of customers, diversification of our businesses and, enhancement and expansion our tie-up strategy.

In the future, we aim to be a “Vision Support Company” through further improvement of synergies with the group companies and alliance partners.

Japanese GAAP
Consolidated Financial Statements
5)	Challenges for the Group

In order to ensure its profitability, the Group is working on the following challenges to develop and differentiate our various businesses:
I.	Strengthening internal controls

Through enhancement of the internal control system in conformity with the Sarbanes-Oxley Act, we maintain a risk control system in order to identify issues promptly which the Group should address, and respond to these issues appropriately, including thorough compliance. Specifically, we established the Compliance Committee, appointed an outside director, prepared related regulations and guidelines, enhanced the Internal Control Department and the Internal Audit Department, and utilize a whistleblower system. Regarding the internal control system, we strive to enhance an efficient and appropriate system through constant review.

II.	Bolstering the sales system

In order to understand the diversity of customers’ attributes and needs, and to provide to them the best level of services, the Group promotes enhancement of a comprehensive sale system by improving the ability of sales staff through internal training, in addition to enhancement of organizational personnel distribution to maximize synergies with group companies and alliance companies.

Also, the Group implements periodic review to avoid unnecessary duplication of inter-company work, as well as hires, and retains professional human resources, in order to enhance efficiency and effectiveness of its sales system.

III.	Further increasing credit screening ability

Based on a firm grasp of the market and the customer trends, the Group carries out prompt screening processes to ensure credit screening according to each risk level through collection and accumulation of credit information, and sharing it with the group companies. In addition, the Group seeks to retain human resources with expertise in the credit screening department and to further improve their skills in order to promptly and flexibly respond changes in circumstances changes.

IV.	Stabilizing fund procurement

Regarding fund procurement, which is essential for expanding our businesses, the Group optimizes procurement techniques for expanding businesses and activities, and utilizes various properties in each business, and promotes increased issuance of commercial paper and commitment lines. The Group is also pursuing conventional indirect financing, bond issuance, asset-securitization, and other mechanisms, so that we are able to adjust promptly to changes in the fund procurement environment.

Japanese GAAP
Consolidated Financial Statements
3.	BUSINESS PERFORMANCE AND FINANCIAL POSITION
1)	Business Performance

For the six months ended September 30, 2006, the Japanese economy continued a steady recovery, backed by favorable corporate profitability. Among small and medium-sized enterprises, which are core customers of the Group, capital needs for expansion of investment in businesses and capital expenditure increased continuously driven by active business expansion by major companies. Also, corporate revivals increased backed by economic recovery, in addition to increase of capital needs related to real estate deals centering on metropolitan area in Japan.

In this business environment, total operating revenues for the six months ended September 30, 2006 was ¥37,862 million, an increase of ¥9,474 million, or 33.4%, compared with the corresponding period of the previous fiscal year. This is attributable to an increase in interest income and loan origination fees due to an increase in loans receivable centering on real estate financing in the loan business, an increase in revenue from purchased loans and sales of real estate in the loan servicing business, and an increase in revenue from leases and installment loans due to expansion of the leasing business.

Operating income for the six months ended September 30, 2006 was ¥6,351 million, an increase of ¥1,117 million, or 21.3%, compared with the corresponding period of the previous fiscal year. Consequently, ordinary income for the six months ended September 30, 2006 was ¥6,216 million, an increase of ¥998 million, or 19.1%, compared with the corresponding period of the previous fiscal year. However, as the Group changed the previous method for estimation of reserve for losses on excess interest repayments based on the “Treatment in the Audit concerning Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the industry specification committee report No. 37) announced by the Japanese Institute of Certified Accountants (“JICPA”) on October 13, 2006, the Group recorded the adjustment to estimated excess interest repayment-related costs of ¥7,077 million as special losses, which was the difference between the previous estimation and the current estimation. As a result, net income decreased by ¥5,442 million, compared with the corresponding period for the previous fiscal year and, accordingly, the Group recorded net losses of ¥452 million for the six months ended September 30, 2006.

Conditions of the various group segments are described below:
I.	Integrated Financial Services
(a)	Loans

The Company and Aprek Co., Ltd., a JASDAQ listed consolidated subsidiary (Code: 8489), are mainly proving secured loans related to real estate and unsecured loans to enterprises, improved the screening system and expanded the credit information network to be efficient and prompt in order to ensure high-quality loans receivable as well as strengthened the credit management system in accordance with the expansion of real estate financing.

As a result, originated loan amounts for the six months ended September 30, 2006 was ¥147,581 million, an increase of ¥74,458 million, or 101.8%, compared with the corresponding period of the previous fiscal year, and the total balance of loans outstanding as of September 30, 2006, was ¥247,665 million, an increase of ¥92,855 million, or 60.0%, compared with the balance at the end of the corresponding period of the previous fiscal year.

The Company reduced interest rates charged to borrowers on real interest-rate basis on October 1, 2006 ahead of the other group companies, taking into consideration the recent environment for money lending industry, so as to further diversify its business and accelerate its tie-up strategy to acquire new customers.

Japanese GAAP
Consolidated Financial Statements
(b)	Leasing

In the leasing business, NIS Lease Co., Ltd. and Nissin Lease (China) Co., Ltd., operating in Japan and the People’s Republic of China, respectively, focused on providing financial services such as leases and installment loans which were able to meet capital needs, such as for opening or expanding businesses, and of small and medium-sized businesses that experienced difficulties in fulfilling their financial needs in the existing lease market. As a result of these efforts, the total assets held for leases and installment loans, net of unearned revenue from installment loans, were ¥10,981 million, an increase of ¥3,433 million, or 45.5%, compared with the balance at the end of the corresponding period of the previous fiscal year.

(c)	Credit Guarantees

In the credit guarantee business, the Group guarantees unsecured and secured business owners loans receivable and unsecured consumer loans receivable of other companies by utilizing our credit expertise developed through our experiences in the loan business and customer base of alliance companies as well as their brand value. We focused our efforts on business expansion and promoting efficiency through pursuing synergistic effects.

As a result of these efforts, the balance of guaranteed borrowings outstanding after the deduction of reserves for guarantee losses as of September 30, 2006 was ¥18,317 million, an increase of ¥8,144 million, or 80.1%, compared with the balance at the end of the corresponding period of the previous fiscal year.

(d)	Securities

In the securities business, NIS Securities Co., Ltd., a consolidated subsidiary, promotes the investment banking business, including advising initial public offerings and providing proposals and offers for funding techniques to listed venture companies and small and medium-sized enterprises.
As a result of these efforts, operating revenue from integrated financial services for the six months ended September 30, 2006 was ¥23,051 million, an increase of ¥4,857 million, or 26.7%, while operating income from integrated financial services was ¥2,026 million, a decrease of ¥890 million, or 30.5%, compared with the corresponding period of the previous fiscal year, due to an increase of loan loss-related costs.

Japanese GAAP
Consolidated Financial Statements
II.	Loan Servicing

Nissin Servicer Co., Ltd., a listed consolidated subsidiary on the Mothers Market of the Tokyo Stock Exchange (Code: 8426), promoted acquisition of specific money claims through a proactive approach to financial institutions, efficient collecting on activities which take into consideration the customers’ revitalization and profitability, and enhancement of real estate-related businesses. As a result of these efforts, the total of purchased loans receivable and real estate for sale in loan servicing as of September 30, 2006 were ¥39,664 million, an increase of ¥21,173 million, or 114.5%, the operating revenue from loan servicing for the six months ended September 30, 2006 was ¥12,040 million, an increase of ¥2,659 million, or 28.4%, and the operating income from loan servicing was ¥3,251 million, an increase of ¥1,118 million, or 52.4%, compared with the corresponding period of the previous fiscal year, respectively.

III.	Real Estate Business

NIS Property Co., Ltd., a consolidated subsidiary, acquires real estate by the expansion of its network of property information as well as enhanced assets management in order to improve the value of holdings and investment efficiency. As a result of these efforts, the total balance of assets in real estate for sale in real estate business as of September 30, 2006 was ¥27,058 million, an increase of ¥23,207 million or 602.6%, compared with the end of corresponding period of the previous fiscal year. Operating revenue from real estate business for the six months ended September 30, 2006 was ¥2,662 million, an increase of ¥1,962 million, or 280.4%, and operating income from real estate business was ¥433 million, an increase of ¥304 million, or 234.9%, compared with the corresponding period of the previous fiscal year.

IV.	Other Businesses

The operating revenue from other businesses for the six months ended September 30, 2006 was ¥108 million, a decrease of ¥4 million, compared the corresponding period of the previous fiscal year, and operating losses from other businesses was ¥183 million, compared to operating losses of ¥241 million for the corresponding period of the previous fiscal year.
As seated in “10) Segment Information” on page 45, the group changed the classification of business segments and, accordingly, the information above is based on financial results of the current business segments.

Japanese GAAP
Consolidated Financial Statements
2)	Consolidated Financial Position
I.	Assets, Liabilities and Net assets

As of September 30, 2006, total assets were ¥402,195 million, an increase of ¥51,333 million, or 14.6%, compared with the end of the previous fiscal year. This increase is mainly attributable to an increase of ¥23,424 million, or 10.4%, in notes and loans receivable to ¥247,665 million, compared with the end of the previous fiscal year, and an increase of ¥17,951 million, or 197.1%, in balance of real estate for sale in real estate business to ¥27,058 million, compared with the end of the previous fiscal year, due to expansion of real estate business and change in scope of consolidation concerning investment associations, as well as an increase of ¥9,499 million, or 31.5%, in total amount of purchase loans receivable and real estate for sale in loan servicing to ¥39,664 million, due to expansion of servicing business.

Total liabilities were ¥316,647 million, an increase of ¥48,017 million, or 17.9%, compared with the end of the previous fiscal year. This increase is mainly attributable to an increase of ¥51,510 million, or 20.9%, in total interest-bearing debt to ¥298,193 million, compared with the end of the previous fiscal year, while accrued income taxes decreased by ¥3,560 million, or 58.5%, to ¥2,527 million, compared with the end of the previous fiscal year.

Net assets were ¥85,548 million, an increase of ¥3,316 million, or 4.0%, compared with the end of the previous fiscal year. This is mainly attributable to an increase of ¥971 million, or 40.4%, in minority interests to ¥3,379 million, and an increase of ¥8,944 million, or 32.7%, in total amount of common stock and additional paid-in capital to ¥36,313 million, compared with the end of the previous fiscal year, due to factors such as a new share issuance through a third-party allotment to Sumitomo Mitsui Banking Corporation and conversions of convertible bonds. These contributing factors were partially offset by net losses of ¥452 million amounted for the six months ended September 30, 2006, and a decrease of ¥1,721 million, or 3.5%, in retained earnings to ¥47,318 million, due to dividend payments, in addition to unrealized losses on investment securities of ¥104 million as of September 30, 2006, a decrease of ¥5,202 million, compared to unrealized gains on investment securities of ¥5,097 million as of the end of the previous fiscal year, due to stock market slump.

Consequently, the net worth ratio as of September 30, 2006 was 20.4%, a decrease of 2.4 points, compared with the end of the previous fiscal year.

II.	Cash Flows

As of September 30, 2006, cash and cash equivalents (“cash”) were ¥23,530 million, a decrease of ¥2,424 million, compared with the end of the previous fiscal year. Overviews of cash flows are as following:

(Cash Flows from Operating Activities)

Net cash used in operating activities for the six months ended September 30, 2006 was ¥47,424 million compared to ¥13,036 million used for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥30,214 million used in net origination of notes and loans receivable, compared to ¥13,839 million used for the corresponding period of the previous fiscal year, ¥1,454 million used in net acquisition for the of purchased loans receivable, compared to ¥3,015 million used for the corresponding period of the previous fiscal year, ¥8,875 million used in acquisition of real estate for sale in real estate business, and ¥8,380 million used in acquisition of real estate for sale in loan servicing, while income before income taxes was ¥526 million, a decrease of ¥9,092 million, compared with the corresponding period of the previous fiscal year.

Japanese GAAP
Consolidated Financial Statements
(Cash Flows from Investing Activities)

Net cash used in investing activities for the six months ended September 30, 2006 was ¥3,234 million, compared to ¥6,139 million used for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥3,499 million used in net acquisition of investment securities, compared to ¥1,886 million used for the corresponding period of the previous fiscal year.

(Cash Flows from Financing Activities)

Net cash provided by financing activities for the six months ended September 30, 2006 was ¥51,099 million, compared to ¥19,695 million used for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥53,314 million provided by net proceeds from interest-bearing debt, compared to ¥20,148 million used for the corresponding period of the previous fiscal year, and ¥7,835 million provided by proceeds from issuance of new shares.
3)	Trends in Management Indices

	September 30,			March 31,
	2004	2005	2006	2005	2006

Net worth ratio (%)	31.4	27.0	20.4	29.1	22.8
Net worth ratio (on market value base, %)	63.5	77.3	52.4	68.5	100.5
Maturity of borrowings (year)	8.9	13.2	41.8	13.7	33.7
Interest coverage ratio (X)	4.4	4.9	1.9	3.7	2.7

•	Net worth ratio: net worth / total assets

•	Net worth ratio (on market value basis): total market value (at period-end market price) / total assets

•	Maturity of borrowings: interest-bearing debt / operating cash flows (in case of half-year period, operating cash flow × 2)

•	Interest coverage ratio: operating cash flows / interest payments

Notes:	1.	Ratios presented above are derived from our consolidated financial results.
	2.	Operating cash flows are cash flows from operating activities presented in our consolidated statements of cash flows excluding inflows and outflows from loan originations and other.
	3.	Interest-bearing debts are total borrowings with interest presented on our consolidated balance sheets. The interest payments are amount of interest paid presented in consolidated statements of cash flows.
4)	Business Risk Factors

The risks that may affect our business results, stock price and financial position are discussed below. The forward-looking statements in the financial statements are based on current management’s judgment as of November 6, 2006, the filing date.

Risks and uncertainties which may affect our business results are not limited to the factors listed below, as unknown risks and uncertainties may be as yet unexpected to us.
I.	Risk from Business Environment
(a)	Weak economic conditions

Although economic trends have been recovering due to increasing corporate profits centering on major companies, if the economic situation in Japan worsens, we may be forced to further increase our provisions for loan losses, or we may be forced to limit our acquisition of new customers, thereby adversely affecting our financial condition and results of operations.

Japanese GAAP
Consolidated Financial Statements
(b)	Intensified competition in acquisition of customers and specific money claims

In the non-bank industry, customer acquisition competition has intensified with the new entry into the industry, including major financial institutions and IT companies, and in the loan servicing industry, acquisition of specific money claims has been competitive as disposal of nonperforming loans by major commercial banks has passed a peak.

If we cannot sufficiently acquire prime customers or if we lose prime customers to our competitors in deferent industries such as major financial institutions and IT companies, or cannot acquire specific money claims as planned, it could adversely affect our financial condition and results of operations.

(c)	Misconduct by an employee or director or negative publicity for our industry

Any of our employees or directors could engage in misconduct, which includes conduct that exceeds authority, concealment of unauthorized or unsuccessful activities, and improper use of confidential information or leakage of personal information. Such misconduct could result in regulatory sanctions, legal liability and serious reputation or financial harm to the Group.

The precautions we take may not always deter or prevent such misconduct, even though we recognize strengthening internal control system as the most significant challenge for management. Even if we succeed in managing the conduct of our own employees and directors, we may suffer reputationally or financially from the negative impact caused by misconduct by other lenders in the finance industry. This could lead to the introduction of additional regulations or laws favoring borrowers that might erode our profitability, and therefore could affect our financial position and results of operations.
II.	Regulation
(a)	Regulations under Japanese law
i)	Regulation concerning loan operations
•	Regulation concerning interest rate

Regarding the lending rate, Contributions Law (the “CL”) defines the maximum lending rate of 29.20%, and all of our products are set below the maximum lending rate.

However, on August 1, 2003, the Amendment of Moneylending Business Restriction Law (the “MBRL”) and the CL was promulgated, and a revision of the CL regarding the statutory maximum interest rate will be implemented within three years from promulgation, in January 2007.

Interest Rate Restriction Law (the “IRRL”) Article 1, paragraph 1 provides that a loan with an interest rate exceeding the prescribed rate is invalid with respect to the portion exceeding the maximum rate. Prescribed rates are 20% per annum for loans of less than ¥100 thousand; 18% per annum for loans of ¥100 thousand or more but less than ¥1 million; and 15% per annum for loans of ¥1 million or more. The difference in interest rates between the maximum rates of the CL and the IRRL is the so-called “gray-zone interest rate”.

Japanese GAAP
Consolidated Financial Statements
Although a part of our contractual loan interest rates exceed such prescribed rates, a payment of interest in excess of the prescribed rates is deemed to be valid so long as the excess interest is paid voluntarily and the moneylender has complied with the specific legal documentation and notification procedures (the “Deemed Interest Payment”). However, in the past year, the Japanese Supreme Court passed decisions concerning the Deemed Interest Payment. In response, Article No.18 of MBRL regarding requirements of issuance of written notice and issuance of receipts was amended on April 1, 2006, and Article No.17 of MBRL regarding items written on contract was amended on July 1, 2006. The necessary requirements for the voluntariness of the Deemed Interest Payment were interpreted more exactingly than previously for money lending companies, and only limited cases, which satisfy strict requirements, were allowed to receive the Deemed Interest Payment within the gray-zone interest rate.

Accordingly, demand for repayment of interest in excess of the prescribed rate has increased in our industry, and, consequently, the Group has provided reserve for losses on excess interest repayments.

Based on “Treatment in the Audit concerning Provision of the Allowance for the Losses by the Excess Interest Repayment Claim Such As Consumer Finance Companies” (the industry specification committee report No.37) publicly announced on October 13, 2006 by the Japanese Institute of Certified Public Accountants (“JICPA”), we changed the estimation to cover all the estimated future losses on excess interest repayments derived from current loans receivable.

As the possibility of abolition of the gray-zone interest rate, due to a lowering maximum lending rate, increases and possible tightening interpretation of necessary requirements for the Deemed Interest Payment, and the possibility of amendments to MBRL which submitted to the 165th Diet session on October 31, 2006, if the lowering of maximum lending rate is implemented, or if excess interest repayments to customers increase over our assumption, it could adversely affect our financial condition and results of operations.

•	Regulation concerning loan operations

As a registered moneylender, we are subject to various regulations, such as prohibition of excessive lending, display of lending terms and conditions, advertisement of lending terms and conditions, prohibition of exaggerated advertisements, requirements of issuance of written notice and issuance of receipts, preparation of accounts and records, restriction on the acquisition of blank power of attorney, regulations on loan collection practices, return of loan contracts, indication of registration signs, and restrictions on loan assignments.

On September 1, 2003 and January 1, 2004, amendments to the MBRL were enacted which reinforced the moneylender’s registration system, tightened regulation concerning marketing and loan collection practices, and increased penalties on unregistered moneylenders and violations of the statutory maximum interest rate stipulated by the CL. In addition, strict requirements will be laid on registered moneylender due to the Article No.18 of MBRL regarding requirements of issuance of written notice and issuance of receipts was amended on April 11, 2006, and the Article No.17 of MBRL regarding items written on contract was amended on July 1, 2006.

Japanese GAAP
Consolidated Financial Statements
Furthermore, on April 22, 2005, aiming at more thorough user protection, the Financial Services Agency revised its guidelines to further strengthen the concept of “responsibility to explain” for moneylenders, especially explanations regarding the letter of attorney for the creation of a notary deed and guarantee matters. Moreover, on November 14, 2005, the guidelines were revised to clarify the duty to disclose customers’ transaction records and carry out thorough customer identification procedures, since the Supreme Court judged non-disclosure of transaction records a contravention of the principle of faith and trust.

Although the Group’s practices fully comply with the related regulations, changes in basic policies of the Financial Services Agency and any amendments to these laws and acts, depending on the content, could affect our business and results of operations.
ii)	The Special Measures Law Concerning the Claims Servicing Business (the “Servicer Law”)

The Servicer Law applies to the Group’s loan servicing business operated by Nissin Servicer Co., Ltd. On October 25, 2001, Nissin Servicer Co., Ltd. was licensed by the Ministry of Justice pursuant to the Servicer Law to perform loan servicing activities. The Servicer Law, in addition to setting forth the required authorization standards for the conduct of loan servicing business, also stipulates required compliance items with respect to the scope of these activities, the obligation to provide specified legal documentation and notification procedures upon repayment of specific money claims, and the obligation to return legal documents evidencing such debt. Although the Group’s practices fully comply with the law and related regulations, in the event that there is an easing of the licensing standards or establishment of new regulations, if, in spite of our intention to expand into other business areas, approval to perform such operations is not granted, it could adversely affect our business strategies.

Further, as we mainly purchase specific money claims from financial institutions by invited tender, the increase in the number of companies entering this market, together with the contraction in the liquidity market for bad debts due to the trend towards economic recovery, have led to increasingly severe competition.

In response to these factors, we have revised pricing standards through classification of specific money claims into categories, and by improving the accuracy of due diligence, we have maintained our competitiveness in the purchase of specific money claims. This, together with the development of new areas of business such as liquidation of assets, securitization, and corporate revitalization, has allowed us to respond to the current business environment. However, if we are unable to maintain competitiveness in the purchase of specific money claims, or if there are rapid increases in purchase prices or decreases in commission fees, our loan servicing business may have decreased profitability, which could significantly affect our business strategies and results of operations.

iii)	The Installment Sales Law

The “Installment Sales Law” applies to The Group’s installment sales business operated by NIS Lease Co., Ltd. Upon application of the “Installment Sales Law”, the Group is required to comply with regulations, among other things, such as “display of selling conditions”, “issuance of written documentations”, “restrictions with respect to cancellation of a contract”, “restrictions with respect to maximum amount of compensated damages accompanying cancellation of a contract”, and “prevention of purchases which exceed solvency”. Although The Group’s practices fully comply with the “Installment Sales Law”, any amendments to these laws and acts, depending on the contents, could affect our financial position and results of operations.

Japanese GAAP
Consolidated Financial Statements
iv)	The Financial Instruments and Exchange Law

The Financial Instruments and Exchange Law, as well as regulations imposed by each securities exchange’s self-regulatory organization, apply to the Group’s securities business operated by NIS Securities Co., Ltd. Although the Group’s practices fully comply with these laws and related regulations, any amendments to these laws and related regulations, or any establishment of new laws and regulations beyond current expectations, depending on the contents, could affect our financial position and results of operations.

v)	Other related regulations
•	Law on Protection of Personal Information (the “LPPI”)

On April 1, 2005, the LPPI as well as the guidelines concerning personal information by related ministries and agencies were publicly announced and fully implemented. Under the LPPI, an entrepreneur or corporation handling personal data is required to “specify and limit the purpose of usage for such data”, “acquire such data appropriately and notify the purpose of usage for such data”, “ensure data accuracy”, “provide safety and protection control of such data”, “supervise employees and third-party consignees”, “restrict the provision of such data to third-parties”, and “respond to a person who requests control over his or her personal information, including amendment, suspension of the use or deletion of his or her data”.

In order to comply with the requirements of the LPPI and other related statutes, The Group established a working committee, which examines countermeasures, develops a control system and continuously inspects the control system. However, events such as leakage of personal data for unforeseen reasons may occur, and this could affect our business activities and results of operations.

•	Law on Customer Identification and Retention of Record on Transaction by Financial Institutions (the “LCI”)

The LCI was implemented on January 6, 2003. Under the LCI, a financial institution must identify its customers and keep a record of transactions, and a management system of customer account information is required to be facilitated. The Group’s business practice complies with the requirements of the LCI.

Any amendment to the law, or any implementation of new laws and acts, which affects our business activities, could affect our financial position and results of operations.

•	Revised Civil Code

On April 1, 2005, the “Revised Civil Code” was enacted and the language and terms of the Civil Code were modernized to make it easier for people to understand the Civil Code. Simultaneously, the Revised Civil Code provides for rationalization of the contents of a guaranty contract, especially revolving guaranty contracts, in which guarantors normally assume excessive responsibility with respect to the loan. The revised code includes new provisions for:
•	revolving guaranty voided if the maximum or limit amount is not stated;

•	guaranteed liability assumed by guarantors pursuant to a revolving guaranty contract only limits to the amount of the loan performed before the principal amount decision date;

•	upon subjection to compulsory execution, or petition to commence bankruptcy proceedings, or upon the death of a primary obligor and a guarantor, guaranteed liability for the amount of the loan performed thereafter will not be assumed by a guarantor pursuant to a revolving guaranty contract,; and

•	guaranty contracts, including revolving guaranty contracts, are invalid unless executed in written documents.

Japanese GAAP
Consolidated Financial Statements
In response to the Revised Civil Code, the Group is performing necessary diligence such as verification of written contracts and operating procedures. However, any further amendments to the Civil Code in the future, which result in the need to reconstruct our operating management system, could affect our operating activities.
(b)	Regulations under U.S. law

In August 2002, we listed our shares on the New York Stock Exchange; therefore, we are required to comply with U.S. laws, including as described below.

The U.S. Investment Company Act of 1940 was enacted to protect the public interest and investors in investment trust transactions. In general, a company which is or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in investment securities may be deemed to be an investment company under the U.S. Investment Company Act of 1940. We do not believe that we are an investment company as defined under the U.S. Investment Company Act of 1940. However, if we were to be deemed an investment company, we would be prohibited from issuing our securities in the United States and may have to terminate U.S. listing or other sponsorships promoting a U.S. trading market for our issued securities.

On July 30, 2002, Congress passed the Sarbanes-Oxley Act (the “SOX”), designed to restore shareholder confidence in publicly traded securities following a series of highly publicized corporate scandals by providing greater transparency in corporate accounting and reporting. All issuers, including foreign issuers, of securities of which are registered under Securities Exchange Act of 1934 are subject to the SOX, which emphasizes the responsibility of the issuer’s management and board of directors over financial reporting, and establishment and maintenance of effective internal controls, as well as improvement of disclosure levels. Furthermore, violation by any person or corporation of the Securities Exchange Act of 1934 shall be subject to severe penalties. Pursuant to SOX 302, the chief executive officer and chief financial officer (the “Management”) are required to certify in each annual report that the report does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, and that the financial statements and other financial information included in the report fairly present in all material respects the financial condition and results of operations of the Group as of and for the periods presented in the report, and the signing officers are responsible for establishing and maintaining necessary internal controls. Our Management is also making such certifications.

In addition, the Group is subject to SOX 404 beginning this fiscal year, and as such we must fulfill the obligation to attach Management assessment of internal controls to each annual report. In the event the Management finds any problems with respect to internal controls over financial reporting, they must identify and evaluate the materiality of the issue, and if it is a material weakness, the issue must be disclosed in the annual report. Also, if the Management submits any false reporting, they could face criminal charges.

We are in the midst of strengthening our corporate governance structure in order to comply with SOX while obtaining a wide range of advisory opinions from inside and outside experts regarding the approaches to corporate governance and risk management, and examining them from different perspectives. We will continue to do our best to enhance our internal control structure in order to:
•	ensure the reliability of our financial statements,

•	ensure our management and corporate business activities comply with related regulations, and

•	improve the effectiveness and efficiency of our management and corporate business activities.
However, intentional or unintentional failure of the Management to comply with SOX, with respect to certifications regarding our financial reporting, could subject the certifying Management to severe legal sanctions, therefore tarnishing our credibility and adversely affecting our stock price and business activities.

Japanese GAAP
Consolidated Financial Statements
Moreover, any amendments to SOX that will reinforce regulations that we must comply with, could adversely affect our business operations.

(c)	Amendments to current laws and the growing variety of legal means with which our customers can seek protection from creditors

In recent years, the number of legal means and deregulatory measures with which retail borrowers can seek protection from creditors has increased. On February 17, 2000, Japan’s Special Conciliation Law was enforced, and under the law, a borrower in financial difficulty may, under the supervision of a conciliation committee, negotiate with some or all of his or her lenders to reschedule or revise payment obligations. The borrower may also petition a court to order suspension of enforcement procedures against the borrower’s assets during the negotiation procedures, with fewer requirements needed, compared to the former civil conciliation procedures. On April 2001, with the purpose of attaining a simplified and prompt economical recovery of an individual, an amendment of the Civil Rehabilitation Law was enacted. The law provides several relatively convenient alternative procedures for restructuring loan repayments with the court’s approval by individual borrowers in financial difficulty, without declaring personal bankruptcy under the Bankruptcy Law.

The growing variety of legal means and deregulatory measures, as well as high levels of unemployment rate and stagnation in worker wages, have caused an increase in the number of customers seeking protection from creditors by taking advantage of these legal means.

In addition, an Amendment to the Bankruptcy Law was enacted on January 1, 2005 to simplify the procedure for, and improve the debtors’ and debtors’ estate’s protection under, personal bankruptcy. Under this amendment, a debtor can take advantage of a unified discharge procedure and a larger scope of bankruptcy estates to be retained by such insolvent debtor.

Also, this amendment may discourage borrowers who would otherwise make an effort to repay the entirety of their loans from doing so because of the relative ease of restructuring their loan payments. While we are generally able to collect a small portion of payments owed to us pursuant to the Special Conciliation Law or Civil Rehabilitation Law, we generally recover almost nothing under personal bankruptcy proceedings.

Furthermore, the accessibility of lawyers and judicial scriveners who advise retail borrowers in financial difficulties has increased due to various deregulatory measures, including regulations concerning advertisement by lawyers, which have enabled advertisements by lawyers since October 2000, and the amendment of the Judicial Scriveners Law on April 1, 2003, which partly enables proceedings of reconciliation and civil conciliation by judicial scriveners in the Summary Court.

At present, it is not possible to anticipate the effects of enforcement or deregulation of these laws and regulations to our business. However, if this trend continues, the number of our customers seeking legal protection from enforcement of terms of payment and adjournment of payment may increase, and as a result, if the number of delinquent loans increase, our provisions for loan losses may increase and this could adversely affect our financial position and results of operations.

Japanese GAAP
Consolidated Financial Statements
III.	Business Risk
(a)	Funding and market interest rate

In our business operations, we need capital and liquidity for funding loans to customers, acquisition of purchased loans, general working capital, capital expenditures for reinforcement of our operating activities and acquisition of assets held for leases, dividend payments and acquisition of treasury stock. We derive the funds we require to meet our capital requirements principally from cash flow provided by operations, indirect financing through borrowings from financial institutions and direct financing from capital market such as through issuances of bonds.

Moreover, although contractual borrowing interest rates are subjected to fluctuation due to market environment and other factors, the contractual lending interest rate in our loan business is restricted to 29.2% as stipulated by the CL. Therefore, in order to minimize our interest fluctuation risk, we strive to enhance the Asset Liability Management (ALM).

We believe that we do not have any difficulties in our access to funds required at present. However, a number of other factors largely beyond our control do exist, such as severe disruptions of the financial markets and change in the lending stance towards us due to group reorganization of financial institutions and other reasons, as well as negative views about the prospects for the finance industry generally and downgrades of Japan’s sovereign debt ratings. Any impact from these factors which worsen our capital procurement environment significantly beyond our expectations could increase our interest expenses and prevent us from obtaining sufficient funds from lenders or capital markets, thereby adversely affecting our financial position and results of operations.

(b)	Reliability of our information or technological system and networks

We increasingly rely on internal and external information and technological systems and networks to generate new business, provide services to customers and manage our operations. In addition, we outsource hardware and software in order to manage operating transaction and accounting data, confidential customer information and other back-office operations.

Our systems are vulnerable to damage or interruption from human error, natural disasters, power loss, computer hackers, computer viruses and similar events or the loss of support services from third parties such as our main systems solution provider including NEC and its affiliates, telephone carriers and Internet backbone providers. Any disruption, outages, or delays or other difficulties experienced by any of these technological and information systems and networks could affect our financial position and results of operations.

(c)	Influence on important decisions by the Chairman and Representative Director and his family

Kunihiko Sakioka, the Chairman and Representative Director of the Group, and his family members can exercise a controlling influence over important decisions involving significant corporate transactions such as the sale of our Group, corporate restructuring, investment in businesses or assets, or change of the terms of future financing, all of which could affect our business and affairs.

The interests of these shareholders in these and other matters may differ from those of our public shareholders.

Japanese GAAP
Consolidated Financial Statements
(d)	Operating assets portfolio

In response to the diversified needs of small and medium-sized businesses and consumers, as well as to maximize our corporate value, we are promoting the expansion of our operating assets in integrated financial services. As of September 30, 2006, operating assets amounted to ¥328,135 million, of which 79.7% was attributable to integrated financial services.

With respect to the operating assets in the integrated financial services, 94.7% of which consists of loans receivable, therefore we aimed at the accumulation of prime assets with lower charge-off risk through acquisition of prime customers through the promotion of our alliance strategy. However, deterioration in the quality of our operating assets due to aggravation of financial condition of small to medium-sized enterprises caused by rapid changes in economic environment, consumers’ moral hazard regarding borrowings, and other various factors could adversely affect our financial position and results of operations.

(e)	Risk concerning investment

We are conducting capital tie-ups with various companies which have synergistic effects in integrated financial services, for the purpose of network expansion with these companies. However, in the future, if their stock prices decline significantly, or the financial condition of our investments worsen due to deterioration of the economic environment, we could suffer impairment losses on these securities, or our shareholders’ equity ratio could decline due to fluctuation in unrealized profits in investment securities, which therefore could adversely affect our financial position and results of operations.

(f)	Risk concerning strategic alliance and joint ventures to acquire new customers

In order to maintain continuous growth amidst extremely keen competition, we improved the synergy of our group, while cultivated investments and alliances partners and our tie-up strategy, known as the “Financial Version of an OEM” strategy. We aimed at establishment of a customer base by promoting strategic alliances and joint ventures by fully utilizing our “sales and marketing expertise” and “credit management know-how and expertise” cultivated by the Group. Although we aim to establish a solid profit base for our group through this tie-up strategy, we may not be able to successfully grow new ventures or strategic alliances, or, due to certain reasons, maintain alliances with third parties. This could adversely affect our business strategies and results of operations.

(g)	Risk concerning economic trend and liquidity real estate business

Regarding the Group’s real estate-related businesses, we are actively developing our businesses backed by the brisk real estate market in recent years. However, as the real estate business has a strong tendency to reflect economic trends, the value of real estate held by the Group would likely mirror Japanese economic conditions, and this could adversely affect our business strategies.

In addition, in the event taxation regimes concerning real estate business, including land taxation, are amended, costs at acquisition and sales of real estate will increase, and could adversely affect our businesses.

Moreover, tightening of regulations, such as the Building Standard Law, the City Planning Law, and other real estate-related regulations, is expected due to recent scandals such as the falsification of earthquake-resistance data for building designs. Any amendments to the regulations, including tightening of regulations, could impose us to new obligations, increase our costs, restrict us against vested rights, therefore could adversely affect our businesses.

Japanese GAAP
Consolidated Financial Statements
Special Note Regarding Forward-Looking Statements
This document contain forward-looking statements about our industry, our business, our plans, and objectives, our consolidated and non-consolidated financial condition and results of operations that are based on our current expectations, assumptions, estimates and projections. These forward-looking statements are subject to various risks and uncertainties. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from and be worse than those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results, estimates or other information expressed in or underlying these forward-looking statements will turn out to be correct.

Japanese GAAP
Consolidated Financial Statements
4.	CONSOLIDATED FINANCIAL STATEMENTS
1)	Consolidated Balance Sheets

	September 30,				March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets	Amount	Total Assets
	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 2)	¥26,778		¥24,548		¥22,788
Notes and loans receivable (Notes 2,3,5,6,7 and 8)	154,810		247,665		224,240
Purchased loans receivable (Note 2)	17,328		25,144		24,038
Real estate for sale — loan servicing	1,163		14,519		6,126
Real estate for sale — real estate business	3,850		27,058		9,107
Other	14,685		21,923		17,882
Allowance for loan losses	(9,217)		(13,426)		(9,572)

Total Current Assets	209,399	83.8	347,434	86.4	294,611	84.0

Fixed Assets:
Tangible fixed assets (Note 1)
Assets held for leases	3,114		4,766		3,997
Land	356		825		825
Other	708		933		854

Total tangible fixed assets	4,178		6,524		5,677

Intangible fixed assets	2,508		2,380		2,458

Investments and other assets
Investment securities (Note 9)	21,847		28,518		34,501
Other (Note 6)	15,194		22,854		17,478
Allowance for loan losses	(3,252)		(5,517)		(3,866)

Total investments and other assets	33,789		45,855		48,114

Total Fixed Assets	40,477	16.2	54,761	13.6	56,250	16.0

Total Assets	¥249,877	100.0	¥402,195	100.0	¥350,861	100.0

Japanese GAAP
Consolidated Financial Statements
(Continued)

	September 30,				March 31,
	2005		2006		2006
		Percentage of Total		Percentage of Total		Percentage of Total
		Liabilities, Minority		Liabilities, Minority		Liabilities, Minority
		Interests and		Interests and		Interests and
	Amount	Shareholders’ Equity	Amount	Shareholder’s Equity	Amount	Shareholder’s Equity
	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Accounts payable	¥333		¥1,246		¥345
Short-term borrowings (Notes 2 and 7)	6,838		56,071		25,782
Current portion of long-term borrowings (Note 2)	51,466		69,209		58,384
Current portion of bonds	6,060		1,460		1,860
Current portion of convertible bonds	6,901		—		822
Commercial paper	3,900		30,000		30,000
Accrued income taxes	4,268		2,527		6,088
Accrued bonuses — employees	528		604		751
Accrued bonuses — directors	—		38		—
Reserve for guarantee losses	523		846		629
Other (Notes 5 and 9)	5,732		7,688		10,671

Total Current Liabilities	86,553	34.6	169,693	42.2	135,335	38.6

Long-term Liabilities:
Bonds	26,120		26,010		26,290
Long-term borrowings (Note 2)	62,445		82,472		81,873
Asset backed securities (Note 2)	3,819		32,970		21,669
Accrued retirement benefits — directors and statutory auditors	330		379		381
Reserve for losses on excess interest repayments	—		4,165		—
Other	1,601		887		3,010

Total Long-term Liabilities	94,317	37.8	146,885	36.5	133,225	38.0

Statutory Reserve:
Reserve for securities transactions	68		68		68

Total Statutory Reserve	68	0.0	68	0.0	68	0.0

Total Liabilities	180,938	72.4	316,647	78.7	268,629	76.6

MINORITY INTERESTS:
Minority interests	1,447	0.6	—	—	2,407	0.6

SHAREHOLDERS’ EQUITY:
Common stock	8,802	3.6	—	—	11,848	3.4
Additional paid-in capital	11,766	4.7	—	—	15,519	4.4
Retained earnings	46,275	18.5	—	—	49,040	14.0
Unrealized gains on investment securities	3,041	1.2	—	—	5,097	1.5
Foreign currency translation adjustments	54	0.0	—	—	150	0.0
Treasury stock	(2,448)	(1.0)	—	—	(1,833)	(0.5)

Total Shareholders’ Equity	67,490	27.0	—	—	79,824	22.8

Total Liabilities, Minority Interests and Shareholders’ Equity	¥249,877	100.0	¥—	—	¥350,861	100.0

Japanese GAAP
Consolidated Financial Statements
(Continued)

	September 30,				March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentage of
		Total Liabilities		Total Liabilities		Total Liabilities
	Amount	and Net Assets	Amount	and Net Assets	Amount	and Net Assets
			(in millions except percentages)
NET ASSETS:
Shareholders’ Equity:
Common stock	¥—	—	¥16,289	4.1	¥—	—
Additional paid-in capital	—	—	20,024	5.0	—	—
Retained earnings	—	—	47,318	11.8	—	—
Treasury stock	—	—	(1,607)	(0.4)	—	—

Total Shareholders’ Equity	—	—	82,024	20.5	—	—

Valuation and Translation Adjustments:
Unrealized losses on investment securities	—	—	(104)	(0.0)	—	—
Foreign currency translation adjustments	—	—	128	0.0	—	—

Total Valuation and Translation Adjustments	—	—	24	0.0	—	—

Issuance of Stock Rights			120	0.0

Minority Interest	—	—	3,379	0.8	—	—

Total Net Assets	—	—	85,548	21.3	—	—

Total Liabilities and Net Assets	¥—	—	¥402,195	100.0	¥—	—

Japanese GAAP
Consolidated Financial Statements
2)	Consolidated Statements of Operations

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues
	(in millions except percentages)
Operating Revenues	¥28,387	100.0%	¥37,862	100.0%	¥60,991	100.0%
Operating Expenses	9,539	33.6	12,890	34.0	19,256	31.6

Operating Revenues, net	18,848	66.4	24,972	66.0	41,735	68.4
General and Administrative Expenses	13,613	48.0	18,620	49.2	28,950	47.4

Operating Income	5,234	18.4	6,351	16.8	12,784	21.0

Other Income:
Interest income from securities	0		5		1
Interest and dividends	61		58		107
Dividends from insurance	0		—		—
Equity income in affiliate, net	19		—		—
Income from investment funds	169		421		699
Fees received from stock loaned	68		—		89
Other	50		84		105

Total other income	370	1.4	570	1.5	1,005	1.6
Other Expenses:
Interest expense on borrowings (other)	180		357		411
Stock issuance-related costs	—		164		—
Stock issuance costs	36		—		115
Bond issuance costs	83		12		92
Equity losses in affiliates, net	—		5		—
Syndicated loan borrowing costs	30		14		62
Business settlement expenses	40		—		—
Securitization facility costs	—		73		—
Other (Note 1)	14		76		321

Total other expenses	387	1.4	705	1.9	1,004	1.6

Ordinary Income	5,217	18.4	6,216	16.4	12,785	21.0

(Continued)

Japanese GAAP
Consolidated Financial Statements

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues
	(in millions except percentages)
(Continued)
Special Gains:
Gains on sales of investment securities	3,933		1,244		4,170
Gains on sales of subsidiaries and affiliates	—		457		—
Other	—		62		1

Total special gains	3,933	13.8	1,763	4.7	4,171	6.8
Special Losses:
Losses on disposal of fixed assets	5		11		15
Impairment of investment securities	—		305		337
Losses on change of equity interest	42		1		43
Adjustment to estimated excess interest repayment-related costs	—		7,077		—
Provision for loan losses	—		44		—
Other	9		13		248

Total special losses	57	0.2	7,453	19.7	645	1.1

Income Before Income Taxes and Minority Interests	9,092	32.0	526	1.4	16,311	26.7

Income Taxes:
Current	4,204		2,550		7,674
Deferred	(371)		(1,961)		(992)

Total income taxes	3,832	13.5	588	1.6	6,682	10.9

Minority Interests	270	0.9	390	1.0	596	1.0

Net Income (losses)	¥4,989	17.6	¥(452)	(1.2)	¥9,033	14.8

Japanese GAAP
Consolidated Financial Statements
3)	Consolidated Statements of Retained Earnings

	Six Months Ended September 30,	Year Ended March 31,
	2005	2006
	Amount	Amount
	(in millions)
Additional Paid-in Capital:
Additional Paid-in Capital at Beginning of Period	¥10,465	¥10,465

Increase of additional paid-in capital:
Stock issuance from exercise of stock purchase	1,018	4,050
Gains on sales of treasury stock	283	1,004

Total	1,301	5,054

Additional Paid-in Capital at End of Period	11,766	15,519

Retained Earnings:
Retained Earnings at Beginning of Period	42,659	42,659

Increase of retained earnings:
Net income	4,989	9,033

Total	4,989	9,033

Decrease of retained earnings:
Cash dividends	1,292	2,571
Directors’ and statutory auditors’ bonuses	80	80

Total	1,372	2,651

Retained Earnings at End of Period	¥46,275	¥49,040

Japanese GAAP
Consolidated Financial Statements
4)	Consolidated Statement of Changes in Net Assets
For the six months ended September 30, 2006:

	Shareholders' Equity
		Additional Paid-in			Total Shareholders’
	Common stock	Capital	Retained Earnings	Treasury Stock	Equity
			(in millions)
Balance as of March 31, 2006	¥11,848	¥15,519	¥49,040	¥(1,833)	¥74,576
Changes of items for the six months ended September 30, 2006:
Stock issuance	4,440	4,333			8,774
Cash dividends			(1,503)		(1,503)
Directors’ bonuses			(98)		(98)
Net losses			(452)		(452)
Sale of treasury stock		170		225	396
Decrease in companies accounted for by the equity method			356		356
Increase in Consoliated Subsidiaries			(24)		8
Net changes of items other than shareholders’ equity

Total changes for the six months ended September 30, 2006	4,440	4,504	(1,721)	225	7,448

Balance as of September 30, 2006	¥16,289	¥20,024	¥47,318	¥(1,607)	¥82,024

Japanese GAAP
Consolidated Financial Statements

	Valuation and Translation Adjustments
	Unrealized
	Gains (Losses)	Foreign Currency	Total Valuation
	on Investment	Translation	and Translation	Issuance of	Minority	Total
	Securities	Adjustments	Adjustments	Stock rights	Interests	Net Assets
	(in millions)
Balance as of March 31, 2006	¥5,097	¥150	¥5,248	¥—	¥2,407	¥82,232
Changes of items for the six months ended September 30, 2006:
Stock issuance						8,774
Cash dividends						(1,503)
Directors’ bonuses						(98)
Net losses						(452)
Sale of treasury stock						396
Decrease in companies accounted for by the equity method						356
Increase in Consolidated Subsidiaries						(24)
Net changes of items other than shareholders’ equity	(5,201)	(22)	(5,224)	120	971	(4,132)

Total changes for the six months ended September 30, 2006	(5,201)	(22)	(5,224)	120	971	3,316

Balance as of September 30, 2006	¥(104)	¥128	¥24	¥120	¥3,379	¥85,548

Japanese GAAP
Consolidated Financial Statements
5)	Consolidated Statements of Cash Flows

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006
	Amount	Amount	Amount
	(in millions)
Operating Activities
Income before income taxes	¥9,092	¥526	¥16,311
Depreciation and amortization	694	917	1,417
Increase in allowance for loan losses	977	5,506	1,615
Increase in reserve for losses on excess interest repayments	—	3,575	590
(Decrease) increase in accrued retirement benefits — employees	—	(265)	4
(Decrease) increase in accrued bonuses — employees	(149)	(147)	57
Increase in accrued bonuses — directors	—	38	—
Interest income on deposits and dividends	(61)	(120)	(113)
Interest expenses	1,362	1,898	2,836
Gains on sales of fixed assets	—	(0)	(1)
Losses on disposal of fixed assets	—	11	15
Gains on sales of investment securities	(3,933)	(1,244)	(4,170)
Impairment of investment securities	—	305	337
Charge-offs of loans receivable	4,252	5,509	8,785
Losses on change of equity interest	42	1	43
Interest receivable	(0)	(218)	(166)
Advanced interest received	(0)	(4)	68
Directors’ and statutory auditors’ bonuses	(83)	(105)	(83)
Other	(3,972)	(4,614)	(17,292)

Sub-total	8,222	11,570	10,254

Interest and dividends received	61	117	113
Interest paid	(1,289)	(1,817)	(2,750)
Income taxes paid	(652)	(6,111)	(2,301)

Sub-total	6,341	3,759	5,315

Loan originations	(73,123)	(147,581)	(206,946)
Collections of loans receivable	59,283	117,366	126,054
Loans purchased	(6,830)	(7,233)	(17,853)
Collections of purchased loans	3,115	5,779	6,955
Proceeds from sales of purchased loans	700	—	711
Increase in real estate for sale — real estate business	—	(8,875)	—
Increase in real estate for sale — loan servicing	—	(8,380)	—
Purchases of assets held for leases	(1,450)	(1,465)	(2,973)
Installment loans, net	(1,073)	(793)	(1,146)

Net cash used in operating activities	(13,036)	(47,424)	(89,882)

(Continued)

Japanese GAAP
Consolidated Financial Statements

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006
	Amount	Amount	Amount
	(in millions)
(Continued)
Investing Activities
Time deposits	(0)	(335)	(0)
Proceeds from withdrawal of time deposits	5	20	5
Purchases of tangible fixed assets	(93)	(163)	(183)
Proceeds from sales of tangible fixed assets	0	5	5
Purchases of intangible fixed assets	(106)	(128)	(216)
Purchases of investment securities	(6,532)	(5,874)	(16,253)
Proceeds from sales of investment securities	4,646	1,148	5,540
Redemption of investment securities	—	1,225	—
Decrease in cash from acquisition of subsidiaries	—	—	(554)
Decrease in cash from sale of investment in subsidiaries	—	(1)	—
Increase in cash from sale of subsidiaries	—	718	—
Payments for capital contributions	(4,626)	261	(5,808)
Other	566	(111)	321

Net cash used in investing activities	(6,139)	(3,234)	(17,144)

Financing Activities
Deposits of restricted cash in banks	(799)	(682)	(1,662)
Proceeds from withdrawal of restricted cash in banks	418	1,662	418
Proceeds from short-term borrowings	17,299	122,200	95,088
Repayments of short-term borrowings	(19,478)	(91,911)	(79,843)
Proceeds from commercial paper	6,900	24,000	65,900
Repayments of commercial paper	(6,500)	(24,000)	(39,400)
Proceeds from long-term borrowings	38,450	34,555	95,605
Repayments of long-term borrowings	(31,057)	(30,237)	(66,362)
Proceeds from bonds	17,416	487	18,407
Payments for redemption of bonds	(30)	(1,228)	(5,060)
Increase of asset backed securities	—	19,440	19,912
Decrease of asset backed securities	(2,852)	(8,139)	(5,002)
Cash collateral from share lending agreement	—	2,000	11,800
Redemption of cash collateral from share lending agreement	—	(4,500)	(7,300)
Increase of long-term deposits	(40)	—	(402)
Decrease of long-term deposits	172	28	293
Proceeds from issuance of new shares	—	7,835	—
Proceeds from issuance of new shares by subsidiaries	18	782	57
Dividends paid	(1,291)	(1,487)	(2,566)
Dividends paid to minority shareholders	(31)	(110)	(99)
Purchases of treasury stock	(1)	(0)	(2)
Proceeds from sales of treasury stock	873	396	2,211
Other	229	8	583

Net cash provided by financing activities	19,695	51,099	102,574

Effect of exchange rate changes on cash and cash equivalents	62	(21)	181
Net increase in cash and cash equivalents	581	441	(4,271)
Cash and cash equivalents at beginning of period	25,376	21,105	25,376
Net increase in cash and cash equivalents from newly-consolidated subsidiaries	—	2,004	—

Cash and cash equivalents at end of period	¥25,958	¥23,530	¥21,105

Japanese GAAP
Consolidated Financial Statements
6)	Significant Items Relating to the Preparation of Consolidated Financial Statements
(1)	Scope of Consolidation

All subsidiaries are consolidated.

1.	Number of consolidated subsidiaries:	42 companies

2.	Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd. , Nissin Leasing (China) Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Nissin Insurance Co., Ltd., Bird’s Eye Technological Investment Corporation, Woodnote Corporation, Aprek Co., Ltd., NIS Construction Co., Ltd. and other 31 companies

3.	CN Investments Co., Ltd., previously a consolidated subsidiary, became an equity-method affiliate since the Group sold a part of its equity interests.

4.	NIS Construction Co., Ltd. and 3 other companies were newly established and became consolidated subsidiaries during the six months ended September 30, 2006. According to the Practical Issues Task Force (“PITF”) No. 20 “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations” issued by Accounting Standard Board of Japan (“ASBJ”) on September 8, 2006, the Company changed an accounting policy regarding to consolidation scope in order to apply effective control method strictly to its investment associations. As a result of this change, Nishi-Shinjuku Investments Co., Ltd. and 20 other investment associations were consolidated into the Group for the six months ended September 30, 2006.
(2)	Application of the Equity Method

1.	Number of equity-method affiliates:	9 companies

2.	Names of equity-method affiliates:	Chuo Mitsui Finance Service Co., Ltd., Nippon Real Estate Rating Services Co., Ltd., STRATEC K.K., SN Co., Ltd., CN Capital Co., Ltd., CN Two Co., Ltd. and other 3 companies

3.	The equity method is no longer applied to Shinsei Business Finance Co., Ltd., Nissin Medical Partners Co., Ltd. and Webcashing.com Co., Ltd. since the Group’s equity interest in Shinsei Business Finance decreased to less than 20%, Nissin Medical Partners completed its liquidation, and all ownership interest of Webcashing.com Co., Ltd. owned by the Group was sold outside, respectively.

4.	SN Co., Ltd. and CN Investments Co., Ltd. became equity-method affiliates during the six months ended September 30, 2006 since SN Co., Ltd. was newly established and the Group’s interest in CN Investments Co., Ltd. decreased to less than 50%, respectively.
5.	If the balance sheet date of an equity-method affiliate is different from that of the Group’s consolidated financial statements, the Group’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period with the exception of CN Two Co., Ltd. In addition, the Group’s consolidated financial statements are prepared by using CN Two Co., Ltd.’s adjusted financial statements as of and for the six months ended August 31, 2006.

Japanese GAAP
Consolidated Financial Statements
(3)	Balance Sheet Date of Consolidated Subsidiaries

The balance sheet date of consolidated subsidiaries which are different from the date of the Group’s consolidated balance sheet date are as follows:

Company name	Number of companies	Balance Sheet Date

Consolidated subsidiaries	16 companies	December 31
Consolidates subsidiaries	3 companies	February 28
A consolidated subsidiary	1 company	June 30
A consolidated subsidiary	1 company	October 31
Consolidated subsidiaries	3 companies	November 30

For the consolidated subsidiaries above with a fiscal year ending on June 30, the Group consolidates based on the financial statements as of and for the year ended June 30, 2006 into the Group’s consolidated financial statements for the six months ended September 30, 2006. For the consolidated subsidiaries above with a fiscal year ending on October 31 and November 30, the Group consolidates based on their third quarter financial statements temporarily prepared into the Group’s consolidated financial statements for the six months ended September 30, 2006.

Between the subsidiaries above and other group companies ending their half year accounting period on September 30, when there are significant transactions which have occurred, those transactions are adjusted in order to report correct consolidated financial position and operating results for the six months September 30.

(4)	Significant Accounting Policies

1.	Valuation and Computation of Assets
i.	Investment securities

Other securities:
Marketable securities
Market value is determined by the market price at the end of period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of net assets. Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, the Group determines the valuation based on the Group’s interest in asset value.
ii.	Derivatives
Market value method

Japanese GAAP
Consolidated Financial Statements
2.	Depreciation and Amortization of Fixed Assets
i.	Tangible fixed assets
Tangible fixed assets are amortized using the declining balance method. However, depreciation of buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the straight-line method.

Depreciation of asset held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value.

In addition, additional depreciation expense is charged to provide for disposal losses of the assets held for leases that could occur due to uncollectible lease payments.
ii.	Intangible fixed assets
Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.
iii.	Long-term prepaid expenses
Long-term prepaid expenses are amortized using the straight-line method.
3.	Allowance for Loan Losses and Accrued Expenses
i.	Allowance for loan losses
The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.
ii.	Accrued bonuses
Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period.
iii.	Accrued bonuses for Directors
Accrued bonuses for directors are provided for the payment of directors based on estimated amounts of future payments attributable to the corresponding period.

(Changes in accounting policies)

Regarding directors’ bonuses, the Group heretofore recognized these amounts as a decrease of unappropriated retained earnings through the approval of a general shareholders’ meeting. However, the Group changed the previous method so that directors’ bonuses were recognized as expenses as incurred in accordance with ASBJ Statement No.4 “Accounting Standard for Directors’ Bonus” issued on November 29, 2005.

As a result of this change in accounting policy, compared with the previous method, the amount of “Provision for accrued bonuses — directors” included in “General and administrative Exoenses” for the six months ended September 30, 2006 was increased by ¥38 million. Consequently, operating income, ordinary income, and income before income taxes for the six months ended September 30, 2006 was decreased by the same amount, respectively.

The impact on segment information is described in the corresponding section.

Japanese GAAP
Consolidated Financial Statements
iv.	Reserve for guarantee losses
The reserve for guarantee losses is maintained at a level that is adequate to provide for estimated probable guarantee losses as of September 30, 2006.
v.	Reserve for losses on excess interest repayments
Reserve for losses on excess interest repayments are provided, in order to prepare for refund claims for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law from borrowers, at the amount based on reasonable estimation with taking into account the past experiences and the current conditions.

In addition, estimated excess interest repayment cost based on reasonable estimation with taking into account past experiences and current conditions for the six months ended September 30, 2006 is ¥5,441 million, which is included in allowance for loan losses.

(Additional information)

For the six months ended September 30, 2006, according to the announcement of “Treatment in the Audit concerning Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the industry specification committee report No. 37 issued by the JICPA on October 13, 2006), the Group reviewed the previous method for estimation of reserve for losses on excess interest repayments and allowance for loan losses while taking into account the recent status on occurrence of excess interest repayment costs. As a result, the Group recorded the adjustment to estimated excess interest repayment-related costs of ¥7,077 million as special losses, which was the difference between the amount estimated by the previous method and the amount newly estimated by the review.
The amount of adjustment to estimated excess interest repayment-related costs consists of ¥3,617 million for provision for excess interest repayments and ¥3,459 million for provision for loan losses.

In addition, regarding reserve for losses on excess interest repayments, as the Group cannot accurately calculate the amount of one-year usage, the entire amount is recorded in long-term liabilities.
vi.	Accrued retirement benefits — directors and statutory auditors
Accrued retirement benefits of the Group’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at balance sheet date. These amounts are determined in accordance with the Group’s internal rules.
vii.	Reserves for securities transactions
The amount of reserve for securities transactions is computed as required by the “Cabinet Office Ordinance Concerning Securities Companies”, Ordinance No. 35, pursuant to the Japanese Securities and Exchange Law, Regulation 51, in order to provide for losses on securities transactions in a consolidated subsidiary’s securities business operation.
4.	Foreign currency translations

Receivables and payables denominated in foreign currencies are translated into yen at the rates of exchange in effect at the balance sheet date, and differences arising from the translation are included in the statement of operations.

Japanese GAAP
Consolidated Financial Statements
The assets and liabilities of the foreign consolidated subsidiaries are translated into yen at the rates of exchange in effect at the balance sheet date. Translation adjustments are presented as a separate component of net asset.

5.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

6.	Hedging Activities
i.	Accounting for hedging activities
Deferred hedge accounting has been adopted.
ii.	Hedge instruments and hedge items
•	Hedge instruments

Interest rate swaps

•	Hedge items

Cash flow hedge for interest on borrowing with variable rates
iii.	Hedging policy
The Group utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.
iv.	Evaluation of hedge effectiveness
The Group determines the effectiveness of its hedging transactions based on the correlation between indicated rates of the hedge instruments and those of the hedge items.
7.	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements
i.	Interest income from notes and loans receivable
Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.
ii.	Revenue from purchased loans and costs of purchased loans collected
Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the costs of purchased loans collected, for those purchased loans for which the Group can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as costs, and for those purchased loans for which the Group can not reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.
iii.	Accounting treatment of consumption taxes
Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding period.

Japanese GAAP
Consolidated Financial Statements
(5)	Evaluation of Assets and Liabilities of Consolidated Subsidiaries

The fair market value method is used to reflect the acquisitions of consolidated subsidiaries.

(6)	Amortization of Consolidation Account Adjustments

There are no consolidation account adjustments for the six months ended September 30, 2006.

(7)	Cash dividends from retained earnings

Cash dividends from retained earnings and loss disposition are recognized for the fiscal year in which they are finalized.

(8)	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents in Consolidated Statements of Cash Flows include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.
7)	Changes in Accounting Treatments

(Presentation of Net Assets in the Consolidated Balance Sheets)

Beginning with the six months ended September 30, 2006, the Group adopted the ASBJ Statement No.5 “Accounting Standards for Presentation of Net Assets in the Balance Sheet” and the ASBJ Guidance No.8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheet”, both issued on December 9, 2005. There is no influence on profit and loss by this change. The total amount of shareholders’ equity equivalent to that of the previous presentation method is ¥82,048 million.

Financial statements as of and for the six months ended September 30, 2006 were made based on the rules after the revision of the interim financial statement rule.

(Accounting Standard for Share-based Payment)

Beginning with the six months ended September 30, 2006, the Group adopted the ASBJ Statement No. 8 “Accounting Standard for Share-based Payment” issued on December 27, 2005 and the ASBJ Guidance No.11 “Guidance on Accounting Standard for Share-based Payment” issued on May 31, 2006.

The influence on segment information is described in the corresponding section.

(Accounting Treatments for Deferred Assets)

On August 11, 2006, ASBJ issued PITF No. 19,”Accounting Treatments for Deferred Assets”, the Group adopted this PITF effective April 1, 2006. As a result of this adoption, the Group presented all direct expenses incurred related to issuance of stock as “Stock issuance-related costs” included in “Other expenses” for the six months ended September 30, 2006, instead of in “Stock issuance costs ”, which consisted of specific direct costs related to issuance of new stock, included in “Other expenses” for the six months ended September 30, 2005.

Japanese GAAP
Consolidated Financial Statements
8)	Changes in Presentation

(Consolidated Balance Sheets)

“Real estate for sale — real estate business”, which was included in “Other” of current assets for the year ended March 31, 2006, is classified separately beginning with the six months ended September 30, 2006, as the amount became significant for financial reporting purposes. The amount of “Real estate for sale — real estate businesses” for the six months ended September 30, 2005 was ¥3,850 million.

(Consolidated Statements of Operations)

The Group’s consolidated statements of operations were presented heretofore in accordance with the revised “Form of Standard Financial Statements of Income in the Consumer Finance Business” issued by the Federation of Moneylenders Association of Japan on May 10, 2001; however, the presentation would not properly reflect the Group’s operating results while the Group is diversifying its business and proportion of interest income from consumer loans to total operating revenues became lower. As a result, the Group has changed the presentation of consolidated statement of operations in conformity with the standard format of consolidated statements of operations in order to reflect the current business operations.

The presentation based on the previous standard is as follows:

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
		Percentage of Total		Percentage of Total		Percentage of Total
	Amount	Operating Revenues	Amount	Operating Revenues	Amount	Operating Revenues
	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥13,938		¥16,046		¥28,846
Revenue from purchased loans	4,968		8,613		11,921
Other financial income	0		16		13
Other operating income	9,480		13,186		20,209

Total operating revenues	28,387	100.0	37,862	100.0	60,991	100.0
Operating Expenses:
Financial costs	1,181		1,540		2,424
Costs of purchased loans collected	3,121		5,779		6,962
Other operating expenses	18,849		24,190		38,820

Total operating expenses	23,152	81.6	31,510	83.2	48,207	79.0

Operating Income	5,234	18.4	6,351	16.8	12,784	21.0

(Consolidated Statements of Cash Flows)

With respect to cash flows from operating activities, “Increase in real estate for sale — loan servicing” and “Increase in real estate for sale — real estate businesses”, both of which were included in “Other” for the year ended March 31, 2006, are classified separately beginning with the six months ended September 30, 2006, as these amounts became significant for financial reporting purposes. The amounts of “Increase in real estate for sale — loan servicing” and “Increase in real estate for sale — real estate businesses” for the six months ended September 30, 2005 were cash outflows of ¥163 million and ¥3,382 million, respectively.

Japanese GAAP
Consolidated Financial Statements
9)	Notes to Consolidated Financial Statements

Consolidated Balance Sheets
Note 1.	Accumulated depreciation of tangible fixed assets as of September 30, 2005 and 2006, and March 31, 2006 is ¥1,672 million, ¥2,839 million and ¥2,336 million, respectively.

Note 2.	Assets pledged for short and long-term borrowings as collateral at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006
	(in millions)
Cash and deposits	¥799	¥682	¥1,662
Notes and loans receivable	13,585	53,022	15,509
Purchased loans receivable	420	—	380
Other current assets	—	16,559	6,541

Corresponding borrowings secured by the above collateral at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006
	(in millions)
Short-term borrowings	¥599	¥34,985	¥1,276
Long-term borrowings (including current portion)	15,722	19,623	18,204

Other than the above, notes and loans receivable that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including current portion, at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006
	(in millions)
Notes and loans receivable	¥871	¥76	¥355
Long-term borrowings (including current portion)	1,009	150	405
Current portion of long-term borrowings	859	150	385

In addition, the Group entrusted certain loans outstanding to a trust bank. In order to raise funds, the Group sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since the Group reserves an option to repurchase the senior beneficiary interest, the Group does not recognize the extinguishment of the aforementioned interest in the consolidated financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by the Group except through the above option. Entrusted loans outstanding included in “Notes and loans receivable”, and the related long-term liability recorded as “Asset backed securities” at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006
	(in millions)
Notes and loans receivable	¥6,363	¥45,673	¥30,907
Asset backed securities	3,819	32,970	21,669

Japanese GAAP
Consolidated Financial Statements
Note 3.	Unsecured consumer loans included in loans receivable at September 30, 2005 and 2006, and March 31, 2006 are ¥2,955 million, ¥2,724 million and ¥2,994 million, respectively.

Note 4.	Commitments and contingencies

	September 30,		March 31,
	2005	2006	2006
	(in millions)
Guarantees for loans outstanding of alliance companies	¥9,649	¥17,481	¥12,220
Guarantees for borrowings of non-consolidated company:
Chuo Mitsui Finance Service Co., Ltd.	1,050	4,680	1,920

Note 5.	Rediscounted notes at September 30, 2005 and 2006, and March 31, 2006 are ¥89 million, ¥136 million and ¥128 million, respectively.

Note 6.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable at September 30, 2005 and 2006, and March 31, 2006 are classified as follows:

	September 30,		March 31,
	2005	2006	2006
	(in millions)
(1) Bankrupt loans receivable	¥949	¥1,545	¥1,087
(2) Delinquent loans receivable	3,091	4,989	3,523
(3) Delinquent loans receivable (three months or more)	—	—	—
(4) Restructured loans receivable	14,296	15,292	14,410

Total	¥18,337	¥21,827	¥19,021

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).

	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).

	(4)	“Restructured loans receivable” are loans receivable for which the Group reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in (1), (2), (3).

Japanese GAAP
Consolidated Financial Statements
Note 7.	(1)	In order to raise fund efficiently, the Group entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with banks. The unused balances of these prescribed limit agreements at September 30, 2006 and March 31, 2006 are as follows:

	September 30,	March 31,
	2006	2006
	(in millions)
Total overdraft facilities loan commitment limits and syndicated loan credit line	¥84,000	¥21,737
Outstanding borrowings within the limits	(73,470)	(15,810)

Unused balance	¥10,530	¥5,927

(2)	In providing its core business, the integrated financial services, the Group contracts credit line agreements with customers of certain services, and these customers are able to borrow as needed within set credit lines. The Group’s unfunded credit lines at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006
	(in millions)
Total amount of credit line agreements	¥82,099	¥90,107	¥85,997
Loans outstanding under credit line agreements	(26,683)	(30,663)	(28,319)

Total unfunded credit lines	55,415	59,444	57,678
of which unfunded credit lines without loans outstanding	45,693	49,700	48,036

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Group.

Under these agreements, the Group also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, the Group examines the agreements regularly in order to take measures for credit conservation.
Note 8.	Notes maturing on September 30, 2006 were accounted for on the day of settlement. As the balance sheet date fell on a nonbusiness day for financial institutions, notes maturing on have been included in the balance shown in the consolidated financial statements.

Since it was a non-business day for financial institutions on September 30, 2006, “Notes receivable” includes maturing notes on this date in amount of ¥ 208 million.

Note 9.	As of September 30, 2006 and March 31, 2006, “Investment securities” includes securities in the amount of ¥2,772 million and ¥5,944 million loaned under share lending agreement and “Other” of “Current Liabilities” includes the amount of ¥2,000 million and ¥4,500 million received as collateral, respectively.

Japanese GAAP
Consolidated Financial Statements
Consolidated Statements of Operations
Note 1.	Significant components of other operating expenses for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006
	(in millions)
Other operating expenses:
Advertising expenses	348	94	628
Loan losses	38	28	252
Repayments of excess inretest	—	—	387
Provision for loan losses	5,024	6,818	9,717
Provision for guarantee losses	319	616	629
Provision for losses on excess interest repayments	—	682	590
Salaries for directors and statutory auditors	180	262	391
Salaries for employees	2,819	3,474	5,774
Bonuses	33	72	476
Provision for bonuses	506	640	712
Depreciation and amortization	283	326	586
Taxes and duties	260	425	624
Lease and rental expenses	944	1,056	1,948
Commission fees	454	824	1,044

Consolidated Statements of Changes in Net Assets
Note 1.	The changes in number of outstanding shares for the six months ended September 30, 2006 are as follows:

Six Months Ended September 30, 2006
(in thousands of shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	1,406,470
Increase	1,511,416
Decrease	—
As of the end of the period	2,917,887

The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2006
(in thousands of shares)
Increase due to:
2-for -1 stock split completed on April 1 ,2006	1,406,470
Conversion of convertible bonds	18,924
Third-party allotment	86,021

Japanese GAAP
Consolidated Financial Statements
Note 2.	The changes in number of treasury stock for the six months ended September 30, 2006 are as follows:

Six Months Ended September 30, 2006
(thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,054
Decrease	9,877
As of the end of the period	70,227

The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2006
(thousand shares)
Increase due to:
2-for -1 stock split completed on April 1 ,2006	40,051
Purchase of odd stocks	2
Decrease due to:
Exercise of stock options	9,877

Note 3.	The changes in issuance of stock rights for the six months ended September 30, 2006 are as follows:

		Number of shares (in thousands)
		As of			As of	Outstanding as of
		March 31,			September	September 30,
Year issued	Type of share	2005	Increase	Decrease	30, 2006	2006
		(in thousands)				(in millions)
NIS Group Co., Ltd.
2003	Common stock	2,643	2,643	5,287	—	—
2004	Common stock	14,625	14,625	3,840	25,410	—
2005	Common stock	7,560	7,560	1,264	13,859	—

Consolidated subsidiaries:
Nissin Servicer Co., Ltd.
2002	Common stock	0	0	—	1	—
2004	Common stock	6	6	8	5	—
2005	Common stock	1	1	—	2	—
2006	Common stock	—	5	—	5	120
Aprek Co., Ltd.
2006	Common stock	—	175	2	173	—
NIS Lease Co., Ltd.
2006	Common stock	0	0	0	0	—
NIS Securities Co., Ltd.
2005	Common stock	0	0	0	0	—
Woodnote Corporation
2005	Common stock	3	—	0	3	—

Total number of stock		24,842	25,019	10,399	39,462	120

Notes:	1.	The number of shares represents the number of shares available to exercise.

	2.	Factor of the changes in the number of the shares:

		The number of shares held by the Group and consolidated subsidiaries increased due to a 2-for-1 stock sprit on April 1, 2006, and decreased due to exercise of stock option.

Japanese GAAP
Consolidated Financial Statements
Note 4.	Dividends paid and to be paid during the fiscal year ending March 31, 2007 is as follows:
(1)	Dividends paid during six months ended September 30, 2006 is as follows:

Year ended March 31, 2006

Date of approval	Annual shareholders’ meeting on June 24, 2006
Type of share	Common stock
Total amount of dividends (in millions)	¥ 1,503
Dividend per share (in yen)	¥ 1.10
Dividend record date	March 31, 2006
Date of payment	From June 27, 2006

Note: On April 1, 2006, the Company completed a 2-for-1 stock split.
(2)	Dividends to be paid for during fiscal year ending March 31, 2007 is as follows:

Six Months Ended September 30, 2006

Date of approval	Board of directors on October 31, 2006
Type of share	Common stock
Dividend source	Retained earnings
Total amount of dividends (in millions)	¥ 455
Dividend per share (in yen)	¥ 0.16
Dividend record date	September 30, 2006
Date of payment	From December 11, 2006

Consolidated Statements of Cash Flows
Note 1.	Cash and cash equivalents at September 30, 2005 and 2006, and March 31, 2006 are reconciled to the accounts reported in the consolidated balance sheets as follows:

	September 30,		March 31,
	2005	2006	2006
	(in millions)
Cash and deposits	¥26,778	¥24,548	¥22,788
Time deposits with maturities of over 3 months	(20)	(335)	(20)
Restricted cash in banks pledged as collateral	(799)	(682)	(1,662)

Cash and cash equivalents	¥25,958	¥23,530	¥21,105

Significant Subsequent Events
None

Japanese GAAP
Consolidated Financial Statements
10)	Segment Information

The segment information for the six months ended September 30, 2005 and , 2006, and the year ended March 31, 2006 is as follows:
1.	Business Segment Information

Business segment information for the six months ended September 30, 2005 is as follows:

	Six Months Ended September 30, 2005
	Integrated
	Financial	Loan	Other
	Services	Servicing	Business	Total	Eliminations	Consolidated
	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥18,194	¥9,380	¥812	¥28,387	¥—	¥28,387
(2) Operating revenues from inter-segment sales or transfers	44	6	83	133	(133)	—

Total operating revenues	18,238	9,386	895	28,520	(133)	28,387
Operating expenses	15,321	7,253	1,008	23,583	(430)	23,152

Operating income (losses)	2,916	2,133	(112)	4,937	297	5,234

Notes:	1.	Classification of business segments

		Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment

(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors Provider of leases and other Provider of guarantee services Securities business

(2) Loan servicing:	Management, collection, acquisition, and investment in specific money claims

(3) Other businesses:	Real estate-related business Agent for life or non-life insurance companies Business owner support services Wholesale trading and other

Japanese GAAP
Consolidated Financial Statements
      Business segment information for the six months ended September 30, 2006 is as follows:

	Six Months Ended September 30, 2006
	Integrated
	Financial	Loan	Real Estate	Other
	Services	Servicing	Business	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥23,051	¥12,040	¥2,662	¥108	¥37,862	¥—	¥37,862
(2) Operating revenues from inter-segment sales or transfers	72	33	44	17	168	(168)	—

Total operating revenues	23,124	12,073	2,706	125	38,030	(168)	37,862
Operating expenses	21,097	8,822	2,273	309	32,502	(992)	31,510

Operating income (losses)	2,026	3,251	433	(183)	5,528	823	6,351

Notes:	1.	Classification of business segments

Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment

		(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors
Provider of leases and other
Provider of guarantee services
Securities business

		(2) Loan servicing:	Management, collection, acquisition and investment in specific money claims

		(3) Real estate business:	Real estate transaction
Real estate development
Asset management

		(4) Other businesses:	Agent for life or non-life insurance companies
Business owner support services
Wholesale trading and other

	3.	As discussed in “Changes in Accounting Policies”, the Group has changed the accounting policies regarding directors’ bonuses. The Group recognized the amount as a decrease of unappropriated retained earnings for the six months ended September 30, 2005; however, the Group changed the previous method so that directors’ bonuses were recognized as expense as incurred, beginning with the six months ended September 30, 2006. Consequently, compared with the previous method applied for the six months ended September 30, 2005, operating expenses increased by ¥32 million, ¥5 million and ¥1 million, and ”Operating income” decreased by the same amount, in “Integrated Financial Services”, “Loan Servicing” and “Real Estate Business”, respectively.

	4.	As discussed in “Changes in Accounting Treatments”, in case of issuance of stock rights, the Group recognized their fair values as expenses at the time of issuance, beginning with the six months ended September 30, 2006. Consequently, compared with the previous method applied for the six months ended September 30, 2005, “Operating expenses” in “Loan Servicing” increased by ¥120 million, and “Operating income” decreased by the same amount.

	5.	Changes in business segment

“Real estate business”, which was included in “Other businesses” heretofore, is now disclosed as a separate segment for financial reporting purpose beginning from the six months ended September 30, 2006, as this business has become significant.

In addition, segment information for the six months ended September 30, 2005 and the year ended March 31, 2006, according to the classification for the six months ended September 30, 2006 is as follows:
      Business segment information for the six months ended September 30, 2005 is as follows:

	Six Months Ended September 30, 2005
	Integrated
	Financial	Loan	Real Estate	Other
	Services	Servicing	Business	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥18,194	¥9,380	¥699	¥112	¥28,387	¥—	¥28,387
(2) Operating revenues from inter-segment sales or transfers	44	6	31	51	133	(133)	—

Total operating revenues	18,238	9,386	731	164	28,520	(133)	28,387
Operating expenses	15,321	7,253	601	406	23,583	(430)	23,152

Operating income (losses)	2,916	2,133	129	(241)	4,937	297	5,234

Japanese GAAP
Consolidated Financial Statements
Business segment information for the year ended March 31, 2006 is as follows:

	Year Ended March 31, 2006
	Integrated
	Financial	Loan	Real Estate	Other
	Services	Servicing	Business	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥40,127	¥17,644	¥2,976	¥243	¥60,991	¥—	¥60,991
(2) Operating revenues from inter-segment sales or transfers	155	97	62	163	478	(478)	—

Total operating revenues	40,282	17,741	3,038	406	61,470	(478)	60,991
Operating expenses	33,113	12,746	2,848	468	49,177	(970)	48,207

Operating income (losses)	7,169	4,994	189	(61)	12,292	491	12,784

Business segment information for the year ended March 31, 2006 is as follows:

	Year Ended March 31, 2006
	Integrated
	Financial	Loan	Other
	Services	Servicing	Business	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥40,127	¥17,644	¥3,219	¥60,991	¥—	¥60,991
(2) Operating revenues from inter-segment sales or transfers	155	97	225	478	(478)	—

Total operating revenues	40,282	17,741	3,445	61,470	(478)	60,991
Operating expenses	33,113	12,746	3,316	49,177	(970)	48,207

Operating income (losses)	7,169	4,994	128	12,292	491	12,784

Notes:	1.	Classification of business segments

Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main description of each business segment

		(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors
Provider of leases and other
Provider of guarantee services
Securities business

		(2) Loan servicing:	Management, collection, acquisition and investment in specific money claims

		(3) Other businesses:	Real estate-related business
Business owner support services Agent for life or non-life insurance companies

Japanese GAAP
Consolidated Financial Statements
2.	Geographical Segment Information

Geographical segment information is omitted for the six months ended September 30, 2005and 2006, and the year ended March 31, 2006, as domestic operating revenues accounted for more than 90% of the total operating revenues for all segments during the corresponding period.

3.	Overseas Operating Revenues

Overseas operating revenues information is omitted for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding period.

Japanese GAAP
Consolidated Financial Statements
11)	Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

Lessee
1.	Equivalents of acquisition costs, accumulated amortization and book value at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Equipment:
Acquisition costs equivalent	¥2,228	¥2,309	¥2,229
Accumulated amortization equivalent	(1,080)	(1,502)	(1,257)

Book value equivalent	1,148	807	971
Software:
Acquisition costs equivalent	436	506	498
Accumulated amortization equivalent	(178)	(279)	(227)

Book value equivalent	258	226	271
Other:
Acquisition costs equivalent	4	4	4
Accumulated amortization equivalent	(2)	(3)	(3)

Book value equivalent	1	0	1

Total:
Acquisition costs equivalent	¥2,670	¥2,820	¥2,732
Accumulated amortization equivalent	(1,261)	(1,785)	(1,487)

Book value equivalent	1,408	1,034	1,244

2.	The amounts of outstanding future minimum lease payments at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Due within one year	¥574	¥542	¥592
Due after one year	856	513	675

Total	¥1,431	¥1,056	¥1,267

3.	Lease payments, amortization expense equivalent, interest expense equivalent for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Lease payments	¥306	¥314	¥611
Amortization expense equivalent	291	301	585
Interest expense equivalent	14	10	27

Japanese GAAP
Consolidated Financial Statements
4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)

There is no impairment loss allocated to leased assets.
Lessor
1.	Acquisition costs, accumulated depreciation and amortization and book value of leased assets at September 30, 2005 and 2006, and March 31, 2006 included in assets held for leases are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Machinery:
Acquisition costs	¥364	¥410	¥397
Accumulated depreciation	(56)	(127)	(91)

Book value	308	282	306
Equipment:
Acquisition costs	2,336	3,560	2,849
Accumulated depreciation	(386)	(962)	(636)

Book value	1,949	2,597	2,213
Software:
Acquisition costs	341	572	461
Accumulated amortization	(63)	(154)	(102)

Book value	278	418	358
Other:
Acquisition costs	29	62	62
Accumulated amortization	(3)	(14)	(8)

Book value	26	47	53

Total:
Acquisition costs	¥3,072	¥4,606	¥3,770
Accumulated depreciation and amortization	(509)	(1,259)	(838)

Book value	2,562	3,346	¥2,931

2.	The amounts of outstanding future minimum lease payments to be received at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Due within one year	¥547	¥906	¥712
Due after one year	2,135	2,663	2,388

Total	¥2,683	¥3,569	¥3,101

Japanese GAAP
Consolidated Financial Statements
3.	Lease revenue, depreciation and amortization expense, interest income equivalent for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Lease revenue	¥403	¥614	¥901
Depreciation and amortization expense	282	439	636
Interest income equivalent	178	233	385

4.	The method used to calculate interest income equivalent of leased assets is as follows:

Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets.

Japanese GAAP
Consolidated Financial Statements
2)	Investment Securities
1.	Marketable securities included in other securities at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,						March 31,
	2005			2006			2006
Securities	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference

	(in millions)
Equity securities	¥8,724	¥13,840	¥5,115	¥16,466	¥16,294	¥(172)	¥15,220	¥23,396	¥8,175
Other	—	—	—	4	4	(0)	4	4	(0)

Total	¥8,724	¥13,840	¥5,115	¥16,470	¥16,298	¥(172)	¥15,225	¥23,400	¥8,175

2.	Non-marketable securities included in other securities at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006
Other securities	Carrying Value	Carrying Value	Carrying Value

	(in millions)
Equity securities	¥3,490	¥7,021	¥4,591
Bonds	85	124	114
Contributions in investment funds	3,962	4,798	5,847
Other	153	153	153

Total	¥7,691	¥12,097	¥10,706

3.	Investment securities impaired for the six months ended September 30, 2005, and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006
	Impairment Amount	Impairment Amount	Impairment Amount

(in millions)
Other securities	¥ —	¥ 305	¥ 337

Note:	Impairment was recognized for investment securities for which the fair value declined by more than 50% or those for which the average month-end market price for the past two years declined by more than 30% but less than 50%.
3)	Derivative Transactions
The note for derivative transactions is omitted as all derivative transactions are treated under the hedge accounting principle.

Japanese GAAP
Consolidated Financial Statements
5.	OPERATING DATA

1)	Consolidated Operating Results
1.	Operating Revenues by Business Segment

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Interest income from notes and loans receivable:
Notes receivable	¥10	0.0%	¥105	0.3%	¥85	0.1%
Business owner loans	8,263	29.1	8,641	22.8	16,772	27.5
Secured loans	904	3.2	3,339	8.7	2,875	4.6
Consumer loans	4,760	16.8	3,959	10.5	9,113	14.9

Total interest income from notes and loans receivable	13,938	49.1	16,046	42.3	28,846	47.3

Fee received	880	3.1	1,951	5.2	2,785	4.6
Guarantee fees received	621	2.2	878	2.3	1,385	2.3
Revenue from leases and installment loans	2,057	7.3	2,940	7.8	4,450	7.3
Other	696	2.5	1,234	3.3	2,658	4.4

Total	4,255	15.0	7,005	18.5	11,281	18.5

Sub-total	18,194	64.1	23,051	60.8	40,127	65.8

Loan servicing:
Revenue from purchased loans	4,968	17.5	8,612	22.7	11,921	19.6
Other	4,412	15.5	3,426	9.1	5,722	9.4

Sub-total	9,380	33.0	12,040	31.8	17,644	28.9

Real estate business:
Revenue from sales of real estate	660	2.3	2,100	5.5	2,832	4.6
Other	39	0.1	561	1.5	143	0.3

Sub-total	699	2.5	2,662	7.0	2,976	5.0

Other businesses:
Other	112	0.4	108	0.3	243	0.3

Total	¥28,387	100.0%	¥37,862	100.0%	¥60,991	100.0%

Notes:	1.	Business segments presented above are identical to the business segments presented in “10) Segment Information — 1. Business Segment Information”.

	2.	Consumption taxes are excluded from the amounts presented above.

Japanese GAAP
Consolidated Financial Statements
2.	Operating Assets by Business Segment

	September 30,				March 31,
	2005		2006		2,006
		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	Percentage

	(in millions except percentages)
Integrated financial services
Discount notes and loans receivable:
Notes receivable	¥139	0.1%	¥1,615	0.5%	¥2,298	0.9%
Business owner loans	80,026	43.0	84,850	25.9	87,589	32.0
Secured loans	28,569	15.4	123,302	37.5	91,311	33.4
Consumer loans	46,074	24.7	37,896	11.6	43,040	15.7

Total notes and loans receivable	154,810	83.2	247,665	75.5	224,240	82.0

Assets held for finance leases, of which ownership is non-transferable:
Machinery	308	0.2	282	0.1	306	0.1
Equipment	1,949	1.0	2,597	0.8	2,213	0.8
Software	278	0.2	418	0.1	358	0.1
Other	26	0.0	47	0.0	53	0.0

Total assets held for finance leases, of which ownership is non-transferable	2,562	1.4	3,346	1.0	2,931	1.0
Assets held for operating leases	844	0.5	1,842	0.6	1,429	0.5
Installment loans	4,141	2.2	5,791	1.8	4,274	1.6
Other	1,356	0.7	2,765	0.8	1,482	0.6

Sub-total	163,715	88.0	261,412	79.7	234,359	85.7

Loan servicing
Purchased loans receivable	17,328	9.3	25,144	7.7	24,038	8.8
Purchased real estate	1,163	0.6	14,519	4.4	6,126	2.2

Sub-total	18,491	9.9	39,664	12.1	30,165	11.0

Real estate business
Real estate for sale	3,850	2.1	27,058	8.2	9,107	3.3

Sub-total	3,850	2.1	27,058	8.2	9,107	3.3

Total	¥186,057	100.0%	¥328,135	100.0%	¥273,631	100.0%

Notes:	1.	Installment loans represent the amounts of the total installment loans less the amounts of unearned revenue from installment loans.
	2.	In addition to those presented above, guaranteed borrowings outstanding in connection with the credit guarantee business in the integrated financial services segment are as follows:

	September 30,		March 31,
	2005	2006	2006
	Amount	Amount	Amount

	(in millions)
Guaranteed borrowings outstanding	¥10,172	¥18,317	¥12,850

Note:	The amounts of guaranteed borrowings outstanding presented above are the amounts before deduction of reserves for guarantee losses.

Japanese GAAP
Consolidated Financial Statements
2)	Loans Outstanding by Product Category

	September 30,						March 31,
	2005			2006			2006
	Number of		Percentage	Number of		Percentage	Number of		Percentage
	Accounts	Amount	of Total	Accounts	Amount	of Total	Accounts	Amount	of Total

	(in millions except accounts and percentages)
Discount notes receivable	91	¥139	0.1%	116	¥186	0.1%	97	¥166	0.1%
Business owner loans	39,936	80,026	51.7	35,869	75,465	32.8	38,691	81,973	38.1
Secured loans	419	28,569	18.5	637	116,706	50.6	538	90,042	41.8
Consumer loans	37,756	46,074	29.7	32,570	37,896	16.5	36,188	43,040	20.0

Total	78,202	¥154,810	100.0%	69,192	¥230,254	100.0%	75,514	¥215,223	100.0%

Japanese GAAP
Non-consolidated Financial Statements
(TRANSLATION)
November 6, 2006
Condensed Statements of Non-consolidated Financial Results
for the Six Months Ended September 30, 2006

Company Name:	NIS GROUP CO., LTD. (URL: http://www.nisgroup.jp/)

Stock Exchange Listings:	Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading Symbol: NIS)

Location of Head Office:	Tokyo and Ehime

President:	Shinsuke Amiya President, Representative Director & Co-CEO

Inquiries:	Akihiro Nojiri Executive Director & Executive Officer (Tel: +81-3-3348-2424)

Date of Board of Directors’ Meeting for Approval of the Financial Results:	November 6, 2006

Application of GAAP:	Japanese GAAP

Half-Year Dividend:	Yes

Date of Half-Year Dividend Payment:	From December 11, 2006

Trade Unit:	One Unit is Constituted of 100 Shares

Japanese GAAP
Non-consolidated Financial Statements
(Note: All amounts in these financial statements are rounded down to the nearest unit)
6.	SUMMARY OF THE NON-CONSOLIDATED FINANCIAL RESULTS

1.	Non-consolidated Financial Results for the Six Months Ended September 30, 2006
(1)	Non-consolidated Operating Results

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
	Amount	Percentages(4)	Amount	Percentages(4)	Amount

	(in millions except percentages )
Operating revenues	¥16,047	(4.5)%	¥18,509	15.3%	¥34,152
Operating income	3,236	(22.5)	2,247	(30.5)	7,056
Ordinary income	3,547	(20.0)	3,039	(14.3)	8,109
Net income (losses)	4,309	(5.6)	(1,541)	—	6,944

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006

	(in yen)
Net income per share:
Basic	¥6.88	¥(0.55)	¥5.32

Notes:	1.	The weighted-average number of outstanding shares was 626,591,247 for the six months ended September 30, 2005, 2,792,278,436 shares for the six months ended September 30, 2006 and 1,292,467,492 shares for the year ended March 31, 2006.
	2.	On each of November 18, 2005 and April 1, 2006, the Company completed a 2-for-1 stock split.
	3.	Changes in accounting policy: None
	4.	The percentages indicated in the rows for operating revenues, operating income, ordinary income and net income represent the rates of increase (decrease) from the respective figures for the corresponding period of the previous fiscal year.
(2)	Dividends

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006

Dividends per share (in yen):
Half-year dividends	¥2.00	¥0.16	¥1.00
Full-year dividends	—	—	2.10

Note:	On each of November 18, 2005 and April 1, 2006, the Company completed a 2-for-1 stock split.

Japanese GAAP
Non-consolidated Financial Statements
(3)	Non-consolidated Financial Position

	September 30,		March 31,
	2005	2006	2006

	(in millions except percentages and per share data)
Total assets	¥219,613	¥329,847	¥300,715
Net assets	64,987	76,667	74,752
Net worth ratio (%)	29.6%	23.2%	24.9%
Net assets per share (in yen)	101.65	26.92	54.65

Notes:	1.	There were 639,312,080 outstanding shares at September 30, 2005, 2,847,659,575 outstanding shares at September 30, 2006 and 1,366,419,607 outstanding shares at March 31, 2006.
	2.	The number of shares of treasury stock were 26,765,570 shares at September 30, 2005, 70,227,437 shares at September 30, 2006 and 40,051,037 shares at March 31, 2006.
	3.	On each of November 18, 2005 and April 1, 2006, the Company completed a 2-for-1 stock split.
2.	Non-consolidated Financial Forecasts for the Fiscal Year Ending March 31, 2007

Year Ending March 31, 2007

(in millions )
Operating revenues	¥37,700
Ordinary income	5,700
Net income	100

Year Ending March 31, 2007

(in yen per share)
Year -end dividends	¥0.16
Full-year dividends	0.32

(Reference) Net income per share for the fiscal year ending March 31, 2007 is forecasted to be ¥0.03.

Notes:	Our forecasts reflect our judgment based on the information available at this time. Because actual results may differ from these forecasts, you should not make an investment decision based solely on these forecasts. To read the assumptions used for these forecasts and other related considerations, see pages from 12 to 21 of the Supplementary Materials included in Condensed Statements of Consolidated Financial Results.

Japanese GAAP
Non-consolidated Financial Statements
7.	NON-CONSOLIDATED FINANCIAL STATEMENTS

(1)	Non-consolidated Balance Sheets

	September 30,				March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets	Amount	Total Assets

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥18,150		¥13,204		¥14,332
Notes receivable (Notes 7 and 9)	139		186		166
Loans receivable (Notes 2,3,7 and 8)	154,671		230,068		215,056
Other	3,742		17,867		10,411
Allowance for loan losses	(7,157)		(10,499)		(7,253)

Total Current Assets	169,545	77.2	250,827	76.0	232,714	77.4

Fixed Asset:
Tangible fixed assets (Note 1)
Land	355		355		355
Other	626		704		617

Total tangible fixed assets	982		1,060		973

Intangible fixed assets	2,180		1,850		2,013

Investments and other assets
Investment securities (Note 10)	17,554		22,881		28,309
Loans to affiliates	20,444		34,808		24,853
Other (Note 7)	12,386		23,913		15,698
Allowance for loan losses	(3,479)		(5,493)		(3,847)

Total investments and other assets	46,905		76,110		65,013

Total Fixed Assets	50,068	22.8	79,020	24.0	68,000	22.6

Total Assets	¥219,613	100.0	¥329,847	100.0	¥300,715	100.0

Japanese GAAP
Non-consolidated Financial Statements
(Continued)

	September 30,				March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentage of
		Total Liabilities		Total Liabilities		Total Liabilities
		and Shareholders'		and Shareholders'		and Shareholders'
	Amount	Equity	Amount	Equity	Amount	Equity

	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Notes 2 and 8)	¥3,740		¥45,075		¥19,700
Current portion of long-term borrowings (Note 2)	44,241		56,359		47,679
Current portion of bonds	6,000		1,300		1,800
Current portion of convertible bonds	6,901		—		822
Commercial paper	3,900		30,000		30,000
Accrued income taxes	3,257		825		4,338
Accrued bonuses — employees	448		456		640
Accrued bonuses — directors and statutory auditors	—		32		—
Reserve for guarantee losses	479		743		609
Reserve for losses on excess interest repayments	—		—		540

Other (Notes 5 and 10)	4,221		3,415		5,892

Total Current Liabilities	73,188	33.3	138,206	41.9	112,020	37.2

Long-term Liabilities:
Bonds	26,000		25,550		26,200
Long-term borrowings (Note 2)	50,374		52,058		64,142
Asset backed securities (Note 2)	3,819		32,970		21,669
Accrued retirement benefits — directors and statutory auditors	330		328		330
Reserve for losses on excess interest repayments	—		4,000		—
Other	913		67		1,599

Total Long-term Liabilities	81,437	37.1	114,973	34.9	113,941	37.9

Total Liabilities	154,625	70.4	253,180	76.8	225,962	75.1

SHAREHOLDERS’ EQUITY:
Common stock (Note 6)	8,802	4.0	—	—	11,848	3.9
Additional paid-in capital
General	11,221		—	—	14,253
Other
Gains on sales of treasury stock	545		—	—	1,266

Total additional paid-in capital	11,766	5.4	—	—	15,519	5.2

Retained earnings
Legal reserve	400		—	—	400
General reserves	38,900		—	—	38,900
Unappropriated retained earnings	5,385		—	—	6,742

Total retained earnings	44,686	20.3	—	—	46,043	15.3

Unrealized gains on investment securities	2,181	1.0	—	—	3,173	1.1
Treasury stock	(2,448)	(1.1)	—	—	(1,833)	(0.6)

Total Shareholders’ Equity	64,987	29.6	—	—	74,752	24.9

Total Liabilities and Shareholders’ Equity	¥219,613	100.0	¥—	—	¥300,715	100.0

Japanese GAAP
Non-consolidated Financial Statements
(Continued)

	September 30,				March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentage of
		Total Liabilities		Total Liabilities		Total Liabilities
	Amount	and Net Assets	Amount	and Net Assets	Amount	and Net Assets

	(in millions except percentages)
NET ASSETS:
Shareholders’ Equity
Common stock (Note 6)	¥—	—	¥16,289	4.9	¥—	—
Additional paid-in capital
General	—		18,586		—
Other	—		1,437		—

Total additional paid-in capital	—	—	20,024	6.1	—	—
Retained earnings
Legal reserve	—		400		—
Other retained earnings
Reserve for dividends	—		1,000		—
Special reserve	—		41,300		—

Unappropriated retained earnings	—		224		—

Total retained earnings	—	—	42,925	13.0	—	—
Treasury stock	—	—	(1,607)	(0.5)	—	—

Total Shareholders’ Equity	—	—	77,630	23.5	—	—

Valuation and Translation Adjustments:
Unrealized gains on investment securities	—		(963)		—

Total Valuation and Translation Adjustments	—	—	(963)	(0.3)	—	—

Total Net Assets	—	—	76,667	23.2	—	—

Total Liabilities and Net Assets	¥—	—	¥329,847	100.0	¥—	—

Japanese GAAP
Non-consolidated Financial Statements
(2)	Non-consolidated Statements of Operations

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentages of
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥13,938		¥14,895		¥28,472
Other financial income	0		7		5
Other operating income	2,108		3,606		5,674

Total operating revenues	16,047	100.0	18,509	100.0	34,152	100.0
Operating Expenses: (Note 5)
Financial costs	1,181		1,490		2,382
Other operating expenses	187		311		485

Total operating expenses	1,368	8.5	1,802	9.7	2,868	8.4

Operating Revenues, net	14,678	91.5	16,706	90.3	31,284	91.6
General and Administrative Expense (Note 5)	11,441	71.3	14,458	78.1	24,227	70.9

Operating Income	3,236	20.2	2,247	12.2	7,056	20.7

Other income (Note 1)	446	2.8	1,081	5.8	1,354	4.0
Other expenses (Note 2)	135	0.8	290	1.6	301	0.9

Ordinary Income	3,547	22.2	3,039	16.4	8,109	23.8

Special gains (Note 3)	4,011	25.0	1,723	9.3	4,246	12.4
Special losses (Note 4)	300	1.9	7,232	39.0	681	2.0

Income (losses) before Income Taxes	7,257	45.3	(2,469)	(13.3)	11,675	34.2

Income Taxes:
Current	3,193		888		5,398
Deferred	(245)		(1,816)		(667)

Total income taxes	2,948	18.4	(928)	(5.0)	4,730	13.9

Net Income (losses)	4,309	26.9	¥(1,541)	(8.3)	6,944	20.3

Unappropriated retained earnings at beginning of period	1,076				1,076
Half-year dividends paid	—				1,278

Unappropriated Retained Earnings at End of Period	¥5,385				¥6,742

Japanese GAAP
Non-consolidated Financial Statements
(3)	Non-consolidated Statement of Changes in Net Assets

For the six months ended September 30, 2006:

	Shareholders' Equity
		Additional Paid-in Capital
				Total Additional
	Common stock	General	Other	Paid-in Capital

	(in millions)
Balance as of March 31, 2006	¥11,848	¥14,253	¥1,266	¥15,519
Changes of items for the six months ended September 30, 2006
Stock issuance	4,440	4,333	—	4,333
Cash dividends	—	—	—	—
Directors’ bonuses	—	—	—	—
Purchase of treasury stock	—	—	—	—
Sale of treasury stock	—	—	170	170
Funding special reserve	—	—	—	—
Net losses	—	—	—	—

Total changes for the six months ended September 30, 2006	4,440	4,333	170	4,504

Balance as of September 30, 2006	¥16,289	¥18,586	¥1,437	¥20,024

	Shareholders' Equity
	Retained Earnings
		General reserve
				Unappropriated	Total		Total
	Legal	Reserve for	Special	retained	Retained	Treasury	Shareholders'
	reserve	dividends	reserve	earnings	Earnings	Stock	Equity

	(in millions)
Balance as of March 31, 2006	¥400	¥1,000	¥37,900	¥6,742	¥46,043	¥(1,833)	¥71,579
Changes of items for the six months ended September 30, 2006
Stock issuance	—	—	—	—	—	—	8,774
Cash dividends	—	—	—	(1,503)	(1,503)	—	(1,503)
Directors’ bonuses	—	—	—	(74)	(74)	—	(74)
Purchase of treasury stock	—	—	—	—	—	(0)	(0)
Sale of treasury stock	—	—	—	—	—	225	396
Funding special reserve	—	—	3,400	(3,400)	—	—	—
Net losses	—	—	—	(1,541)	(1,541)	—	(1,541)

Total changes for the six months ended September 30, 2006	—	—	3,400	(6,518)	(3,118)	225	6,051

Balance as of September 30, 2006	¥400	¥1,000	¥41,300	¥224	¥42,925	¥(1,607)	¥77,630

Japanese GAAP
Non-consolidated Financial Statements

	Valuation and Translation Adjustment
	Unrealized Gains (Losses)	Total Valuation and
	on Investment Securities	Translation Adjustments	Total Net Assets

	(in millions)
Balance as of March 31, 2006	¥3,173	¥3,173	¥74,752
Changes of items for the six months ended September 30, 2006
Stock issuance	—	—	8,774
Cash dividends	—	—	(1,503)
Directors’ bonuses	—	—	(74)
Purchase of treasury stock	—	—	(0)
Sale of treasury stock	—	—	396
Funding special reserve	—	—	—
Net loss	—	—	(1,541)
Net changes of items other than shareholders’ equity	(4,136)	(4,136)	(4,136)

Total changes for the six months ended September 30, 2006	(4,136)	(4,136)	1,914

Balance as of September 30, 2006	¥(963)	¥(963)	¥76,667

Japanese GAAP
Non-consolidated Financial Statements
(4)	Significant Accounting Policies

1.	Valuation and Computation of Assets
Investment securities
i.	Investment in subsidiaries and affiliates
Cost method, cost being determined by the moving average method
ii.	Other securities
Marketable securities
Market value is determined by market price at end of period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of valuation and translation adjustments in net assets. Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, the Company determines valuations based on the Company’s interest in asset value.
2.	Depreciation and Amortization of Fixed Assets
1)	Tangible fixed assets

Tangible fixed assets are amortized using the declining balance method.
However, depreciation of buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the straight-line method.

2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

Japanese GAAP
Non-consolidated Financial Statements
3.	Allowance for Loan Losses and Accrued Expenses
1)	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period.

3)	Accrued Bonuses for Directors

Accrued bonuses for directors are provided for the payment of directors based on estimated amounts of future payments attributable to the corresponding period.

(Changes in accounting treatments)

Regarding directors’ bonuses, the Company heretofore recognized these amounts as a decrease of unappropriated retained earnings through the approval of general shareholders’ meeting. However, the Company changed the previous method so that directors’ bonuses would be recognized as expenses as incurred in accordance with the Accounting Standards Board of Japan (“ASBJ”) Statement No. 4 “Accounting Standard for Directors’ Bonus” issued on November 29, 2005.

As a result of this change in accounting policy, compared with the previous method, the amount of “Provision for accrued bonuses — directors” included in “General and Administrative Expense” for the six months ended September 30, 2006 increased by ¥32 million. Consequently, operating income and ordinary income for the six months ended decreased by the same amount, and losses before income taxes for the six months ended September 30, 2006 increased by the same amount, respectively.
4)	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

5)	Reserve for losses on excess interest repayments

Reserve for losses on excess interest repayments are provided, in order to prepare for refund claims for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law (“IRRL”) from borrowers, at the amount based on reasonable estimation with taking into account the past experiences and the current conditions.

As of September 30, 2006, the estimated amount of ¥5,300 million, which is prepared for repayments of interest received from borrowers in excess of the prescribed rate stipulated by the IRRL, is included in the allowance for loan losses.

Japanese GAAP
Non-consolidated Financial Statements
(Additional information)

For the six months ended September 30, 2006, according to the announcement of “Treatment in the Audit concerning Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the industry specification committee report No. 37 issued by the Japanese Institute of Certified Public Accountants on October 13, 2006), the Company reviewed the previous method for estimation of reserve for losses on excess interest repayments and allowance for loan losses while taking into account the recent status on occurrence of excess interest repayment costs. As a result, the Company recorded the adjustment to estimated excess interest repayment-related costs of ¥6,919 million as special losses, which was the difference between amounts estimated by the previous method and the amount newly estimated by the review.
The amount of adjustment to estimated excess interest repayment-related costs consists of ¥3,460 million for provision for losses on excess interest repayments and ¥3,459 million for provision for loan losses.

In addition, regarding reserve for losses on excess interest repayments, as the Company cannot accurately calculate the amount of one-year usage, the entire amount is recorded in long-term liabilities.

6)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of the Company’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with the Company’s internal rules.
4.	Basis for Revenue Recognition
Interest income from notes and loans receivable:
Interest income from notes and loans receivable is recognized on an accrual basis. However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.
5.	Accounting for Lease Transactions
Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.
6.	Hedging Activities
1)	Accounting for hedging activities

Deferred hedge accounting has been adopted.

2)	Hedge instruments and hedge items
i.	Hedge instruments
Interest rate swaps
ii.	Hedge items
Cash flow hedge for interest on borrowing with variable rates

Japanese GAAP
Non-consolidated Financial Statements
3)	Hedging policy

The Company utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

4)	Evaluation of hedge effectiveness

The Company determines the effectiveness of its hedging transactions based on the correlation between the indicated rates of the hedge instruments and those of the hedge items.
7.	Other Significant Accounting Policies for the Preparation of Financial Statements

Accounting treatment of consumption taxes
Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding period.
8.	Changes in Accounting Treatments

(Presentation of Net Assets in the Non-consolidated Balance Sheets)
Beginning with the six months ended September 30, 2006, the Company adopted the ASBJ Statement No.5 “Accounting Standards for Presentation of Net Assets in the Balance Sheet” and the ASBJ Guidance No.8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheet”, both issued on December 9, 2005.

There is no influence on profit and loss by this change.

The total amount of shareholders’ equity equivalent to that of the previous presentation method is ¥76,667 million.

Financial statements for the corresponding period are made based on the rules after the revision of the interim financial statement rule.
(Accounting Treatments for Deferred Assets)
On August 11, 2006, ASBJ issued Practical Issues Task Force (“PITF”) No. 19,“Accounting Treatments for Deferred Assets”, the Group adopted this PITF effective April 1, 2006. As a result of this adoption, the Group presented all direct expenses incurred related to issuance of stock as “Stock issuance-related costs” included in “Other expenses” for the six months ended September 30, 2006, instead of in “Stock issuance costs “, which consisted of specific direct costs related to issuance of new stock, included in “Other expenses” for the six months ended September 30, 2005.

Japanese GAAP
Non-consolidated Financial Statements
9.	Changes in Presentation
(Non-consolidated Statements of Operations)
The Company’s non-consolidated statements of Operations were presented heretofore in accordance with the revised “Form of Standard Financial Statements of Income in the Consumer Finance Business” issued by the Federation of Moneylenders Association of Japan on May 10, 2001; however, the presentation would not properly reflect the Company’s operating results while the Company is diversifying its business and proportion of interest income from consumer loans to total operating revenues became lower. As a result, the Company has changed the presentation of non-consolidated statement of income in conformity with the standard format of non-consolidated statements of operations in order to reflect the current business operations.
The presentation based on the previous standard is as follows:

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥13,938		¥14,895		¥28,472
Other financial income	0		7		5
Other operating income	2,108		3,606		5,674

Total operating revenues	16,047	100.0	18,509	100.0	34,152	100.0
Operating Expenses:
Financial costs	1,181		1,490		2,382
Other operating expenses	11,629		14,770		24,713

Total operating expenses	12,810	79.8	16,261	87.8	27,095	79.3

Operating Income	3,236	20.2	2,247	12.2	7,056	20.7

Japanese GAAP
Non-consolidated Financial Statements
(5)	Notes to Non-consolidated Financial Statements

Non-consolidated Balance Sheets
Note 1.	Accumulated depreciation of tangible fixed assets as of September 30, 2005 and 2006, and March 31, 2006 is ¥846 million, ¥899 million and ¥877 million, respectively.

Note 2.	Assets pledged for short and long-term borrowings as collateral at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Loans receivable	¥13,585	¥53,022	¥15,421

Corresponding borrowings secured by the above collateral at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Short-term borrowings	¥—	¥30,000	¥—
Long-term borrowings (including current portion)	13,368	10,248	13,517

Other than the above, loans receivable that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including current portion, at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Loans receivable	¥871	¥76	¥355
Long-term borrowings (including current portion)	1,009	150	405
Current portion of long-term borrowings	859	150	385

In addition, the Company entrusted certain loans outstanding to a trust bank. In order to raise funds, the Company sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since the Company reserves an option to repurchase the senior beneficiary interest, the Company does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by the Company except through the above option. Entrusted loans outstanding included in “Loans receivable”, and the related long-term liability recorded in “Asset backed securities” at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Loans receivable	¥6,363	¥45,673	¥30,907
Asset backed securities	3,819	32,970	21,669

Japanese GAAP
Non-consolidated Financial Statements
Note 3.	Unsecured consumer loans included in loans receivable at September 30, 2005 and 2006, and March 31, 2006 are ¥2,955 million, ¥2,724 million and ¥2,994 million, respectively.

Note 4.	Commitments and contingencies

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Guarantees for loans outstanding of alliance companies	¥9,302	¥16,578	¥11,571
Guarantees for borrowings of subsidiaries and affiliates:
Aprek Co., Ltd.	—	5,921	6,381
Chuo Mitsui Finance Service Co., Ltd.	1,050	4,680	1,920
NIS Property Co., Ltd.	—	4,000	—

Note 5.	Rediscounted notes at September 30, 2005 and 2006, and March 31, 2006 are ¥89 million, ¥136 million, and ¥128 million, respectively.

Note 6.	Stock issuance
(1)	Increases in the number of shares resulting from conversion of convertible bonds for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006

			(Before stock split)	(After stock split)
Number of shares issued (shares)	12,475,533	18,924,124	12,475,533	74,315,344
Convertible price (in yen)	¥163.6	¥40.9	¥163.6	¥81.8
of which amount to be credited to common stock (in yen)	82	21	82	41
Total conversion amount (in millions)	2,040	773	8,119
of which amount to be credited to common stock (in millions)	1,022	397	4,069

(2)	Increases in the number of shares resulting from stock splits for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006

Date of stock splits	(May 20, 2005)	(April 1, 2006)	(May 20, 2005)	(November 18, 2005)
Stock split ratio	1.2-for-1	2-for-1	1.2-for-1	2-for-1
Number of shares issued (shares)	108,933,686	1,406,470,644	108,933,686	666,077,650

Japanese GAAP
Non-consolidated Financial Statements
(3)	Allocations of new shares to a third party for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006

Number of shares issued (shares)	—	86,021,600	—
Issue price (in yen)	¥—	¥93	¥—
of which amount to be credited to common stock (in yen)	—	47	—
Total issuance amount (in millions)	—	8,000	—
of which amount to be credited to common stock (in millions)	—	4,043	—

Note 7.	According to the requirement of the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable as of September 30, 2005 and 2006, and March 31, 2006 are classified as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
(1) Bankrupt loans receivable	¥949	¥1,346	¥1,002
(2) Delinquent loans receivable	3,091	4,771	3,249
(3) Delinquent loans receivable (three months or more)	—	—	—
(4) Restructured loans receivable	14,296	15,236	14,268

Total	¥18,337	¥21,354	¥18,520

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).
	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).
	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).
	(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in (1), (2), (3).

Japanese GAAP
Non-consolidated Financial Statements
Note 8.	(1)	In order to raise fund efficiently, the Company entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with several banks. The unused balances of these prescribed limit agreements at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit line	¥8,500	¥84,000	¥41,200
Outstanding borrowings within the limits	—	(73,470)	(36,700)

Unused balance	8,500	10,530	4,500

(2)	In providing its core business, the integrated financial services, under the terms and conditions of the Company’s credit line agreements in connection with loans receivable, the Company may, but is not committed to, lend funds to customers. The Company’s unfunded credit lines at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Total amount of credit line agreements	¥82,099	¥90,107	¥85,997
Loans outstanding under credit line agreements	(26,683)	(30,663)	(28,319)

Total unfunded credit lines	55,415	59,444	57,678
of which unfunded credit lines without loans outstanding	45,693	49,700	48,036

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.
Note 9.	Notes maturing on September 30, 2006 were accounted for on the day of settlement. As the balance sheet date fell on a nonbusiness day for financial institutions, notes maturing on have been included in the balance shown in the non-consolidated financial statements.

Since it was a non-business day for financial institutions on September 30, 2006, “Notes receivable” includes maturing notes on this date in amount of ¥48 million.

Note 10.	As of September 30, 2006 and March 31, 2006, “Investment securities” includes securities in the amount of ¥2,772 million and ¥5,944 million loaned under share lending agreement and “Other” of “Current Liabilities” includes the amount of ¥2,000 million and ¥4,500 million received as collateral, respectively.

Japanese GAAP
Non-consolidated Financial Statements
Non-consolidated Statements of Operations
Note 1.	Significant components of other income for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Other income:
Interest income from securities	¥0	¥5	¥1
Interest and dividends	105	373	316
Guarantee fees received from subsidiaries and affiliates	12	23	20
Interest income from loans to subsidiaries and affiliates	250	537	594
Income from investment funds	—	106	306
Fee received from stock loaned	61	—	74

Note 2.	Significant components of other expenses for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Other Expenses:
Stock issuance costs	¥34	¥—	¥107
Stock issuance-related costs	—	159	—
Bond issuance costs	83	—	92
Securitization facility costs	—	73	54
Syndicated loan borrowing costs	5	—	33
Provision for loan losses	—	25	—

Note 3.	Significant components of special gains for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Special Gains:
Gains on sales of investment securities	¥4,011	¥1,245	¥4,246
Gains on sales of investments in subsidiaries and affiliates	—	399	—

Japanese GAAP
Non-consolidated Financial Statements
Note 4.	Significant components of special losses for the six months ended September 30, 2005 and 2006,and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Special Losses:
Losses on disposal of fixed assets	¥5	¥7	¥14
Impairment of investment securities	—	305	337
Provision for loan losses	258	—	289
Adjustment to estimated excess interest repayment-related costs	—	6,919	—

Note 5.	Depreciation and amortization for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Depreciation and amortization:
Tangible fixed assets	¥32	¥36	¥68
Intangible fixed assets	238	252	480

Non-consolidated Statements of Changes in Net Assets
Note 1.	The changes in number of outstanding shares for the six months ended September 30, 2006 are as follows:

Six Months Ended September 30, 2006

(in thousands of shares except type)
Type of shares	Common stock
As of the end of the previous fiscal year	1,406,470
Increase	1,511,416
Decrease	—
As of the end of the period	2,917,887

The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2006

(in thousands of shares)
Increase due to:
2-for -1 stock split completed on April 1 ,2006	1,406,470
Conversion of convertible bonds	18,924
Third-party allotment	86,021

Japanese GAAP
Non-consolidated Financial Statements
Note 2.	The changes in number of treasury stock for the six months ended September 30, 2006 are as follows:

Six Months Ended September 30, 2006

(in thousands of shares except type)
Type of shares	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,054
Decrease	9,877
As of the end of the period	70,227

The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2006

(in thousands of shares)
Increase due to:
2-for -1 stock split completed on April 1 ,2006	40,051
Purchase of odd stocks	2
Decrease due to:
Exercise of stock options	9,877

Significant Subsequent Events
None

Japanese GAAP
Non-consolidated Financial Statements
(6)	Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
1.	Equivalents of acquisition costs, accumulated amortization, accumulated impairment and book value at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Equipment:
Acquisition costs equivalent	¥2,218	¥2,279	¥2,210
Accumulated amortization equivalent	(1,077)	(1,496)	(1,253)

Book value equivalent	1,140	783	956
Software:
Acquisition costs equivalent	267	267	267
Accumulated amortization equivalent	(130)	(185)	(157)

Book value equivalent	137	82	109
Other:
Acquisition costs equivalent	4	4	4
Accumulated amortization equivalent	(2)	(3)	(3)

Book value equivalent	1	0	1

Total:
Acquisition costs equivalent	¥2,490	¥2,551	¥2,482
Accumulated amortization equivalent	(1,210)	(1,685)	(1,415)

Book value equivalent	1,280	866	1,067

2.	The amounts of outstanding future minimum lease payments at September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Due within one year	¥536	¥486	¥540
Due after one year	765	398	548

Total	¥1,301	¥884	¥1,088

3.	Lease payments, amortization expense equivalent, interest expense equivalent for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Lease payments	¥286	¥285	¥568
Amortization expense equivalent	273	273	545
Interest expense equivalent	13	9	24

Japanese GAAP
Non-consolidated Financial Statements
4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets.
(7)	Investment Securities
Information regarding investments in subsidiaries and affiliates with market quotation available at September 30, 2005 and 2006, and March 31, 2006 is as follows:

	September 30,						March 31,
	2005			2006			2006
	Carrying Value	Market Value	Differences	Carrying Value	Market Value	Differences	Carrying Value	Market Value	Differences

	(in millions)
Investment in subsidiaries	¥500	¥34,920	¥34,420	¥1,946	¥34,984	¥33,038	¥1,946	¥67,552	¥65,605

Note: There were no affiliates with market quotation available at September 30, 2005 and 2006, and March 31, 2006.

Japanese GAAP
Non-consolidated Financial Statements
Supplemental Reference Data
The summary of per share data with retroactive adjustments for the half-year periods of the past five years is as follows:
1.	Before retroactive adjustments

Consolidated:

	Six Months Ended September 30,
Per share data	2002	2003	2004	2005	2006

	(in yen)
Net income per share	¥38.86	¥22.16	¥23.88	¥7.96	¥(0.16)
Net assets per share	678.52	377.41	234.07	105.57	28.85
Half-year dividends per share	6.50	3.75	2.75	2.00	0.16

	September 30,
	2002	2003	2004	2005	2006

	(shares)
Number of outstanding shares at end of period	64,710,002	123,488,276	254,565,865	639,312,080	2,847,659,575

Non-consolidated:

	Six Months Ended September 30,
Per share data	2002	2003	2004	2005	2006

	(in yen)
Net income per share	¥36.82	¥21.21	¥18.01	¥6.88	¥(0.55)
Net assets per share	680.16	376.58	225.59	101.65	26.92
Half-year dividends per share	6.50	3.75	2.75	2.00	0.16

	September 30,
	2002	2003	2004	2005	2006

	(shares)
Number of outstanding shares at end of period	64,710,002	123,488,276	254,565,865	639,312,080	2,847,659,575

Japanese GAAP
Non-consolidated Financial Statements
If the per share data figures for the six months ended September 30, 2006 presented in the Condensed Statements of Financial Results are set as 100, the figures retroactively adjusted for the dilutions caused by the stock splits are presented below.

2.	After retroactive adjustments

Consolidated:

	Six Months Ended September 30,
Per share data	2002	2003	2004	2005	2006

	(in yen)
Net income per share	¥1.01	¥1.16	¥2.49	¥1.99	¥(0.16)
Net assetes per share	17.67	19.66	24.38	26.39	28.85
Half-year dividends per share	0.17	0.20	0.29	0.50	0.16

	September 30,
	2002	2003	2004	2005	2006

	(shares)
Number of outstanding shares at end of period	2,484,864,076	2,370,974,896	2,443,832,304	2,557,248,320	2,847,659,575

Non-consolidated:

	Six Months Ended September 30,
Per share data	2002	2003	2004	2005	2006

	(in yen)
Net income per share	¥0.96	¥1.11	¥1.88	¥1.72	¥(0.55)
Net Assets per share	17.71	19.61	23.50	25.41	26.92
Half-year dividends per share	0.17	0.20	0.29	0.50	0.16

	September 30,
	2002	2003	2004	2005	2006

	(shares)
Number of outstanding shares at end of period	2,484,864,076	2,370,974,896	2,443,832,304	2,557,248,320	2,847,659,575

Note:	1.	The stock splits carried out during the above-mentioned period are as follows:

		Date of stock splits	Ratio of stock splits

		May 20, 2003	2-for-1
		May 20, 2004	2-for-1
		November 19, 2004	2-for-1
		May 20, 2005	1.2-for-1
		November 18, 2005	2-for-1
		April 1,2006	2-for-1

	2.	Net income per share is calculated by assuming that all the stock splits occurred at the beginning of their respective periods.

	3.	The number of shares and per share data are adjusted retroactively, applying ASB Statement No.2, “Accounting Standard Concerning Net Income Per Share”, issued by the ASBJ on September 25, 2002.